Exhibit 2.1

MITSUI & CO., LTD.

(Mitsui Bussan Kabushiki Kaisha)

AND

CITIBANK, N.A.,

As Depositary

AND

HOLDERS OF

AMERICAN DEPOSITARY RECEIPTS

AND

EUROPEAN DEPOSITARY RECEIPTS

Deposit Agreement

Dated as of October 1, 1982

DEPOSIT AGREEMENT

DEPOSIT AGREEMENT dated as of October 1, 1982, among MITSUI & CO., LTD. (Mitsui Bussan Kabushiki Kaisha), a corporation incorporated and existing under the laws of Japan (herein sometimes called the “Company”), CITIBANK, N.A., a national banking association duly incorporated and existing under the laws of the United States of America, as Depositary (herein sometimes called the “Depositary”), and all holders from time to time of American Depositary Receipts and European Depositary Receipts issued hereunder,

WITNESSETH:

WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of shares in registered form of Common Stock, par value 50 yen per share (the “Stock”), of the Company from time to time with the Depositary or with The Mitsui Bank, Limited, Tokyo, Japan, or with The Fuji Bank, Limited, Tokyo, Japan, as agents of the Depositary for the purposes set forth in this Deposit Agreement, and for the issuance hereunder of American Depositary Receipts, or European Depositary Receipts, as the case may be, in respect of the Stock so deposited; and

WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement; and

WHEREAS, the European Depositary Receipts are to be substantially in the form of Exhibit B annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto as follows:

ARTICLE I.

DEFINITIONS.

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

American Depositary Receipt:

The term “American Depositary Receipt” shall mean a receipt issued pursuant to this Deposit Agreement in substantially the form of Exhibit A hereto.

Authorized Newspaper:

The term “Authorized Newspaper” shall mean a newspaper printed in the English language (in the case of newspapers published in New York City or London) or in the French or German language (in the case of newspapers published in Luxembourg) customarily published at least once a day for at least five days in each calendar week and of general circulation in the place in connection with which the term is used. If it shall be impracticable in the opinion of the Depositary to make any publication of any notice required hereby in an Authorized Newspaper, such publication or other notice in lieu thereof which is made with the approval of the Depositary shall constitute a sufficient publication of such notice.

Company:

The term “Company” shall mean Mitsui & Co., Ltd. (Mitsui Bussan Kabushiki Kaisha), incorporated under the laws of Japan and having its registered office at the date of this Agreement at 2-1, Otemachi 1-chome, Chiyoda-ku, Tokyo 100-91, Japan, and its successors.

Corporate Trust Office in New York City:

The term “Corporate Trust Office in New York City” shall mean the office of the Depositary at which its corporate trust business shall, at any particular time, be principally administered, which office is, at the date of this Agreement, at 111 Wall Street, New York, New York 10043.

Custodian:

The term “Custodian” shall mean The Fuji Bank, Limited and/or The Mitsui Bank, Limited, collectively or individually as the context may require, corporations organized and existing under the laws of Japan and having their main offices in Tokyo, Japan, agents of the Depositary for the purposes of this Deposit Agreement, their respective successors as custodian hereunder and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.05 as a substitute custodian hereunder.

Deposit Agreement:

The term “Deposit Agreement” shall mean this Agreement, as the same may be amended or supplemented from time to time in accordance with the provisions hereof.

Depositary:

The term “Depositary” shall mean Citibank, N.A., a national banking association incorporated and existing under the laws of the United States of America, when acting with respect to European Depositary Receipts, at the Principal Office in London, and when acting with respect to American Depositary Receipts, at the Corporate Trust Office in New York City, and its successors as depositary hereunder.

Depositary Shares; American Depositary Shares; European Depositary Shares:

The term “Depositary Shares” shall mean American Depositary Shares and European Depositary Shares as defined herein. The terms “American Depositary Shares” and “European Depositary Shares” shall mean the rights evidenced by the American Depositary Receipts and European Depositary Receipts, respectively, issued hereunder and the interests in the Deposited Securities represented thereby. Each Depositary Share shall represent 20 shares of Stock plus any and all other Deposited Securities received by the Depositary or the Custodian in respect of such shares and at the time held under this Deposit Agreement.

Deposited Securities:

The term “Deposited Securities” as of any time shall mean Stock at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, other than such Stock, securities, property and cash held for the respective accounts of persons other than the then holder of the Receipt representing such Stock.

Dollars:

The term “dollars” shall mean United States Dollars.

European Depositary Receipt:

The term “European Depositary Receipt” shall mean a receipt issued pursuant to this Deposit Agreement in substantially the form of Exhibit B hereto.

Principal Office in London:

The term “Principal Office in London” shall mean the principal office of the Depositary in London, England, which at the date of this Agreement is 336 Strand, London, W.C. 2R 1HB, England.

Receipt:

The term “Receipt” shall mean one of the American Depositary Receipts or European Depositary Receipts issued hereunder.

Record Holder; Holder:

The term “record holder” as applied to an American Depositary Receipt shall mean the holder in whose name such Receipt shall be recorded on the books of the Depositary. The term “holder” as applied to an American Depositary Receipt shall mean, if the American Depositary Receipt is not properly endorsed or accompanied by a properly executed instrument of transfer, the record holder thereof, or, if properly endorsed or accompanied by a properly executed instrument of transfer and delivered to any specified person, such person, or, if properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank, the bearer thereof; and as applied to a European Depositary Receipt or coupon or talon appertaining thereto shall mean the then bearer thereof.

Registrar:

The term “Registrar” shall mean any bank or trust company having any office in the Borough of Manhattan, The City of New York, which shall be appointed to register American Depositary Receipts as herein provided.

Securities Act of 1933:

The term “Securities Act of 1933” shall mean the United States Securities Act of 1933, as from time to time amended.

Stock:

The term “Stock” shall mean shares in registered form of Common Stock, par value 50 yen per share, of the Company, heretofore validly issued, fully paid and non-assessable, and presently outstanding, or hereafter validly issued and outstanding, fully paid and non-assessable.

Subdepositary:

The term “Subdepositary” shall mean an agent appointed by the Depositary as provided, and for the purposes specified, in Section 7.06.

Unit:

The term “Unit” shall mean 1,000 shares of Stock (of a par value of 50 yen per share) or such other number of shares of Stock as the Articles of Incorporation of the Company may provide as a “Unit of Shares” for the purpose of the Japanese Commercial Code, as such Articles of Incorporation may be amended from time to time.

Yen:

The term “yen” shall mean Japanese yen.

ARTICLE II.

FORM OF RECEIPTS, DEPOSIT OF STOCK, EXECUTION AND DELIVERY, INTERCHANGEABILITY, TRANSFER AND SURRENDER OF RECEIPTS.

SECTION 2.01. Form and Transferability of Receipts. Receipts, coupons and talons shall be engraved or printed or lithographed on steel-engraved borders. American Depositary Receipts shall be substantially in the form set forth in Exhibit A annexed hereto, and European Depositary Receipts shall be in substantially the form set forth in Exhibit B hereto, in each case with appropriate insertions, modifications and omissions, as hereinafter provided, and may be issued in denominations of any number of Depositary Shares. Such Receipts shall be executed by the Depositary by the manual signature of a duly authorized officer of the Depositary; provided that, in the case of American Depositary Receipts, such signature may be a facsimile if a Registrar for the American Depositary Receipts shall have been appointed and such American Depositary Receipts are countersigned by manual signature of a duly authorized officer of the Registrar and provided further that, in the case of European Depositary Receipts, such signature may be a facsimile if such European Depositary Receipts are countersigned by the manual signature of a duly authorized officer of the Depositary. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless it shall have been executed by the Depositary by the manual signature of a duly authorized officer or, as hereinabove provided, by the manual signature of a duly authorized officer of the Registrar. The Depositary shall record on its books each American Depositary Receipt so executed and delivered as hereinafter provided. Receipts bearing the facsimile signature of a duly authorized officer of the Depositary who was at any time the proper officer of the Depositary shall bind the Depositary, notwithstanding that such officer has ceased to hold such office prior to the countersignature and delivery of such Receipts or did not hold such office at the date of such Receipts.

The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which the Receipts or the Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

Title to an American Depositary Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed or accompanied by a properly executed instrument of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until an American Depositary Receipt shall be transferred on the books of the Depositary as provided in Section 2.03, the Depositary and the Subdepositaries, notwithstanding any notice to the contrary, may treat the record holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

Title to a European Depositary Receipt (and to the European Depositary Shares evidenced thereby) and any talon or coupons appertaining thereto shall be transferable by delivery, and the Depositary and the Subdepositaries, notwithstanding any notice to the contrary, may treat the holder thereof from time to time as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends and other distributions and for all other purposes.

SECTION 2.02. Deposit of Stock; Execution and Delivery of Receipts. Subject to the terms and conditions of this Deposit Agreement, any holder of Stock may deposit such Stock under this Deposit Agreement by delivering to the Custodian a certificate or certificates for the Stock to be deposited, properly endorsed or accompanied, if required by law, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Custodian, together with all such certifications as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement, and together with a written order (which order may, if accompanied by evidence satisfactory to the Depositary of due authorization, execution and delivery of such order, be delivered to the Depositary) directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order, at the office designated therein, an American Depositary Receipt or Receipts or a European Depositary Receipt or Receipts with appropriate coupons and talon attached thereto, or both, for the number of American Depositary Shares or European Depositary Shares, respectively, representing such deposited Stock. No Stock shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that it is owned by a nonresident of Japan.

If required by the Depositary, Stock presented for deposit at any time, whether or not the register of shareholders of the Company is closed, shall also be accompanied by (1) an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Depositary or its nominee of any dividend or right to subscribe for additional Stock or to receive other property which any person in whose name the Stock is or has been recorded may thereafter receive upon or in respect of such deposited Stock, or in lieu thereof such agreement of indemnity or other agreement as shall be satisfactory to the Depositary, and (2) if the Stock is recorded in the name of the person on whose behalf it is presented for deposit, a proxy or proxies (or an agreement to give such proxy or proxies) entitling the Depositary to vote such deposited Stock for any and all purposes until the Stock is transferred and recorded on the register of shareholders of the Company in the name of the Depositary or its nominee.

At the request and risk and expense of any holder of Stock, and for the account of such holder, the Depositary or a Subdepositary may receive, at the Corporate Trust Office in New York, the Principal Office in London or at the office of a Subdepositary, certificates for Stock to be deposited, together with the other instruments herein specified, for the purpose of forwarding such Stock certificates to the Custodian for deposit hereunder.

Subject to the terms and conditions of this Deposit Agreement, Stock may also be deposited hereunder in connection with the delivery of Receipts to represent distributions under Section 4.03 or upon exercise of the rights to subscribe referred to in Section 4.04; provided, however, that in such event if by operation of applicable provisions of the Japanese Commercial Code or any other Japanese law no certificate for any number of shares of Stock issued upon such distribution or upon such exercise is issuable, such number of shares of Stock which would form a part of the Deposited Securities in respect of the Receipts to be delivered pursuant to Section 4.03 or 4.04 shall be deemed to be deposited hereunder without delivery of such certificate to the Custodian if such shares are registered in the name of the Depositary or its nominee on the books of the Company at the time of the issue of such shares.

Upon each delivery to the Custodian of a certificate or certificates for Stock to be deposited hereunder, together with the other documents above specified, the Custodian shall, as soon as transfer and recordation can be accomplished, present such certificate or certificates to the Company for transfer and recordation of the Stock being deposited in the name of the Depositary or its nominee.

Deposited Securities shall be held by the Depositary, or by the Custodian for the account and to the order of the Depositary at the main Tokyo office of the Custodian, or at such other place or places as the Depositary shall determine.

Upon receipt by the Custodian of a certificate or certificates for Stock deposited in accordance with the provisions of this Section, together with the other documents required as above specified, the Custodian shall notify the Depositary of such deposit and (unless the written order referred to in the first paragraph of this Section was delivered to the Depositary or a Subdepositary) of the name or names of the person or persons to whom or upon whose written order an American Depositary Receipt or Receipts or a European Depositary Receipt or Receipts, as the case may be, are deliverable in respect thereof, the office of the Depositary or the Subdepositary at which such Receipts are to be delivered and the number of American Depositary Shares or

European Depositary Shares, respectively, to be represented thereby. Such notification shall be made in writing and mailed, first class air mail postage prepaid, or, at the request, risk and expense of the person making the deposit, by cable, or telex or facsimile transmission.

Upon receiving such notification from the Custodian, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver, as provided herein, to or upon the order of the person or persons named in the notice (or written order referred to in the preceding paragraph) delivered to the Depositary at the office designated in such written order, an American Depositary Receipt or Receipts evidencing the aggregate number of American Depositary Shares requested by such person and registered in such name or names as requested by such person or persons, or shall execute, countersign and deliver to or upon the order of the person or persons named in the notice delivered to the Depositary or such Subdepositary, at the office designated in such written order, a European Depositary Receipt or Receipts, or both, together evidencing the aggregate number of European Depositary Shares requested by such person.

Delivery at offices other than the Corporate Trust Office in New York City, in the case of delivery of American Depositary Receipts, or other than the Principal Office in London or an office of a Subdepositary, in the case of European Depositary Receipts, shall be at the risk and expense of the person requesting such delivery. However, in each case, such delivery will be made only upon payment to the Depositary of the fee of the Depositary for the execution and delivery of such Receipt or Receipts and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the deposited Stock.

SECTION 2.03. Transfer of American Depositary Receipts. The Depositary, subject to the terms and conditions of this Deposit Agreement, shall make transfers in its records of transfer in New York City from time to time of American Depositary Receipts, upon any surrender thereof at the Corporate Trust Office in New York City or the office of a Subdepositary by the holder in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America. Thereupon the Depositary shall execute a new American Depositary Receipt or Receipts, evidencing the same aggregate number of American Depositary Shares, and deliver, or cause to be delivered, the same to or upon the order of the person entitled thereto at the office where such American Depositary Receipt was surrendered.

SECTION 2.04. Combinations and Split-ups of Receipts. The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a Receipt or Receipts (and in the case of a European Depositary Receipt or Receipts, with all coupons not previously designated by the Depositary for surrender and talon attached) for the number of Depositary Shares requested, evidencing the same aggregate number of Depositary Shares as the Receipt or Receipts so surrendered.

American Depositary Receipts shall be surrendered for combination and split-up at the Corporate Trust Office in New York City and American Depositary Receipts issued as a result of such transactions shall be delivered at such office. European Depositary Receipts shall be surrendered for such purposes at the Principal Office in London or at the office of a Subdepositary and European Depositary Receipts issued as a result of such transactions shall be delivered at such office.

SECTION 2.05. Surrender of Receipts and Withdrawal of Stock. Upon surrender of (a) an American Depositary Receipt or Receipts at the Corporate Trust Office in New York City or (b) a European Depositary Receipt with all coupons not previously designated by the Depositary for surrender and talon attached at the Principal Office in London or at the office of a Subdepositary, for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of the fee of the Depositary for the delivery of Deposited Securities and the cancellation of Receipts, and subject to the terms and conditions of this Deposit Agreement, the holder of such Receipt or Receipts shall be entitled to delivery, to him or upon his order, of the Stock and any other Deposited Securities at the time represented by the deliverable portion of such Receipt or Receipts (as defined in Section 2.07(c)). Delivery of such Stock and other Deposited Securities may be made by the delivery of certificates which, if required by law, shall be properly endorsed or accompanied by properly executed instruments of transfer. Such delivery shall be made, as hereinafter provided, without unreasonable delay.

An American Depositary Receipt or Receipts surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank, and the holder of either an American Depositary Receipt or a European Depositary Receipt surrendered for the purpose of withdrawal shall execute and deliver to the Depositary, or Subdepositary a written order directing the Depositary to cause the Stock and any other Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon the Depositary shall direct the Custodian to deliver at the main office of the Custodian in Tokyo, subject to Sections 2.07, 3.01 and 3.02, and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary or Subdepositary as above provided, the amount of Stock and any other Deposited Securities represented by the deliverable portion of such Receipt or Receipts, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office in New York City, at the Principal Office in London or at the office of one of the Subdepositaries, as designated by the holder in such written order, of any dividends or distributions with respect to the Stock and any other Deposited Securities represented by the deliverable portion of such Receipt or Receipts, or of any proceeds of sale of any such dividends, distributions or rights, which may at the time be held by such Depositary. Such direction shall be given by letter or, at the risk and expense of the holder, by cable, telex or facsimile transmission.

At the request and risk and expense of any holder so surrendering a Receipt or Receipts, and for the account of such holder, the Depositary shall direct the Custodian to forward the certificate or certificates and other proper documents of title for the amount of Stock and any other Deposited Securities represented by the deliverable portion of such Receipt or Receipts for delivery at the Corporate Trust Office in New York City, at the Principal Office in London or at the office of a Subdepositary, as designated by the holder. Such direction shall be given in writing and mailed, first class air mail postage prepaid, or, at the request and risk and expense of such holder, by cable, telex or facsimile transmission.

SECTION 2.06. Interchangeability of American Depositary Receipts and European Depositary Receipts. Subject to the terms and conditions of this Deposit Agreement, the Depositary shall, upon payment of the fee of the Depositary for the interchange of Receipts and upon surrender at the Corporate Trust Office in New York City, at the Principal Office in London or at the office of a Subdepositary of an American Depositary Receipt or Receipts for the purpose of interchanging the same for a European Depositary Receipt or Receipts, execute and countersign and deliver without unreasonable delay to the holder or upon his order a European Depositary Receipt or Receipts, with all coupons not previously designated for surrender and talon attached, evidencing the same aggregate number of Depositary Shares as those evidenced by the American Depositary Receipt or Receipts surrendered.

Subject to the terms and conditions of this Deposit Agreement, the Depositary shall, upon payment of the fee of the Depositary for the interchange of Receipts and upon surrender at the Corporate Trust Office in New York City, at the Principal Office in London or at the office of a Subdepositary of a European Depositary Receipt or Receipts, with all coupons not previously designated for surrender and talon attached, for the purpose of interchanging the same for an American Depositary Receipt or Receipts, execute and deliver without unreasonable delay to the holder or upon his order an American Depositary Receipt or Receipts evidencing the same aggregate number of Depositary Shares as those evidenced by the European Depositary Receipt or Receipts surrendered.

The Depositary shall notify the Corporate Trust Office in New York City or the Principal Office in London, as the case may be, of any such interchange by letter, or, at the request and risk and expense of the person making such interchange, by cable, telex or facsimile transmission.

SECTION 2.07. Limitations on Execution and Delivery, Registration of Transfer, Surrender and Exchange of Receipts. (a) As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, surrender or exchange of any Receipt, the Depositary, any Subdepositary or the Custodian may require payment of a sum sufficient for reimbursement of any tax or other governmental charge and any stock transfer registration fee with respect thereto (including any such tax or charge and fee with respect to Stock being deposited or withdrawn), and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary may establish consistent with the provisions of this Deposit Agreement.

(b) The delivery of American Depositary, Receipts or of European Depositary Receipts against deposits of Stock generally or against deposits of particular Stock may be suspended or the registration of transfer or interchange of Receipts in particular instances may be refused, or the registration of transfer or interchange or surrender of outstanding Receipts generally, or of American Depositary Receipts or of European Depositary Receipts, may be suspended during any period when the register of shareholders of the Company is closed or, in the case of American Depositary Receipts, when the records of transfer of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement or for any other reason. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Stock which is required to be registered under the Securities Act of 1933 unless a registration statement under such Act is in effect as to such Stock.

(c) Upon surrender of a Receipt or Receipts by a holder to the Depositary, then as a result of, and to the extent required by, the operation of applicable provisions of the Japanese Commercial Code or any other Japanese law, the Depositary will effect the delivery to such holder of only that portion of Stock (and any other Deposited Securities relating to such Stock) comprising a Unit or an integral multiple thereof (the “deliverable portion” of such Receipt or Receipts). For the purpose of the foregoing sentence, the deliverable portion shall be determined on the basis of the aggregate number of shares of Stock represented by the entire amount of the Depositary Shares evidenced by the Receipt or Receipts surrendered by the same holder at the same time. The Depositary will promptly advise such holder as to the amount of Stock and Deposited Securities, if any, represented by the non-deliverable portion of such Receipt or Receipts and shall deliver to such holder a new Receipt evidencing such non-deliverable portion. In addition, the Depositary shall notify such holder of the additional amount of Depositary Shares which such holder would be required to surrender in order for the Depositary to effect delivery of all the Stock and Deposited Securities represented by the Depositary Shares of such holder.

SECTION 2.08. Lost Receipts, etc. In case any Receipt (or coupon or talon, if any) shall be mutilated or be destroyed or lost or stolen, the Depositary, in its discretion, may execute and deliver a Receipt (or coupon or talon, if any) of like form and tenor in exchange and substitution for such mutilated Receipt (or coupon or talon, if any) upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt (or coupon or talon, if any) upon the holder thereof filing with the Depositary evidence satisfactory to the Depositary of such destruction or loss or theft of such Receipt (or coupon or talon, if any) and the authenticity thereof and of the holder’s ownership thereof and furnishing the Depositary with indemnification satisfactory to it.

In case any coupon which by designation as in this Deposit Agreement provided must be surrendered for the purpose of receiving cash, distributions other than cash, Stock distributions or rights to subscribe for Stock shall become mutilated or be destroyed, lost or stolen, the Depositary may in lieu of issuing a substitute coupon, pay or distribute or authorize the exercise of such rights (without surrender of such coupon, except in the ease of a mutilated coupon) if the applicant shall furnish the Depositary with indemnification satisfactory to it and, in case of destruction, loss or theft, evidence satisfactory to the Depositary of such destruction or loss or theft of such coupon and the authenticity thereof and of the holder’s ownership thereof.

SECTION 2.09. Cancellation and Destruction of Surrendered Receipts, Coupons and Talons. All Receipts, coupons or talons surrendered to the Depositary or a Subdepositary shall be cancelled by the Depositary. The Depositary is authorized to destroy Receipts, coupons or talons so cancelled.

SECTION 2.10. Additional Coupons and Talon. When all coupons attached to a European Depositary Receipt have been exhausted, or notice published as provided in Section 7.04 regarding the exchange of talons, and upon the surrender of a talon, the Depositary shall deliver an additional supply of coupons and a new talon.

ARTICLE III.

CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS.

SECTION 3.01. Filing Proofs, Certificates anal Other Information. Any person presenting Stock for deposit may be required from time to time to file such proof of citizenship or residence, evidence of the number of shares of Stock beneficially owned or any other matters necessary or appropriate to evidence compliance with the Foreign Exchange and Foreign Trade Control Law of Japan or other matters or other information, to execute such certificates and to make such representations and warranties as the Depositary may deem necessary or proper. The Depositary may withhold the delivery or transfer of any Receipt or the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof or the delivery of any such Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

SECTION 3.02. Payment of Taxes or Other Governmental Charges. If any tax or other governmental charge shall become payable by or on behalf of the Depositary or any Subdepositary with respect to any Receipt or with respect to any Deposited Securities represented by any Receipt, such tax or other governmental charge shall be payable by the holder of such Receipt to the Depositary or such Subdepositary, as the case may be. Transfer or interchange of such Receipt or any withdrawal of Deposited Securities represented thereby may be refused until such payment is made, and any dividends or other distributions may be withheld, or any part or all of the Deposited Securities represented by such Receipt and not theretofore sold may be sold for the account of the holder thereof (after attempting, in the case of holders of American Depositary Receipts by reasonable means to notify such holder prior to such sale), and such dividends or other distributions or the proceeds of any such sale may be applied to any payment of such tax or other governmental charge, the holder and record holder, if any, of such Receipt remaining liable for any deficiency.

SECTION 3.03. Warranties as to Stock. Every person depositing Stock under this Deposit Agreement shall be deemed thereby to represent and warrant that such Stock is validly issued and outstanding and fully paid and non-assessable, that such Stock is owned by a non-resident of Japan and that the person making such deposit is duly authorized so to do. Such representations and warranties shall survive the deposit of Stock and the issuance of Receipts in respect thereof.

ARTICLE IV.

THE DEPOSITED SECURITIES; NOTICES.

SECTION 4.01. Cash Distributions. Whenever the Depositary shall receive any cash dividend or other cash distribution by the Company on the Deposited Securities, the Depositary shall, subject to the provisions of Section 4.05, convert such dividend or distribution into dollars and shall (a) distribute the amount thus received to the record holders of American Depositary Receipts on the record date fixed pursuant to Section 4.06 hereof and (b) make available for distribution the amount thus received to the holders of European Depositary Receipts entitled thereto, in proportion to the number of American Depositary Shares or European Depositary Shares held by them; provided, however, that in the event that any of the deposited Stock is not entitled, by reason of its date of issuance, or otherwise, to receive the full amount of such cash dividend or distribution, the Depositary shall make an appropriate adjustment in the amount distributed to the record holders of the American Depositary Receipts or made available for distribution to the holders of European Depositary Receipts issued in respect of such Stock, and, provided further, that in case either the Company or the Depositary shall be required to and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed, or made available for distribution, on the Receipts issued in respect of such Deposited Securities shall be reduced accordingly. The Depositary shall distribute, or make available for distribution, only such amount, however, as can be distributed, or made available for distribution, without attributing to any record holder of an American Depositary Receipt or Receipts or any holder of a European Depositary Receipt or Receipts a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to record holders of American Depositary Receipts and holders of European Depositary Receipts then outstanding.

Payments in dollars in respect of any Receipt will be made, subject to applicable laws and regulations, by check drawn on, or transfer to a dollar account maintained by the payee with, a bank in New York City.

SECTION 4.02. Distributions Other Than Cash. Whenever the Depositary shall receive any distribution other than cash upon the Deposited Securities, the Depositary shall (subject to Section 4.03) cause such amount of the securities or property received by it to be distributed to the record holders of American Depositary Receipts on the record date fixed pursuant to Section 4.06 and made available for distribution to the holders of European Depositary Receipts entitled thereto, in proportion to the number of Depositary Shares held by them in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution. If in the opinion of the Depositary such distribution cannot be made among the record holders of American Depositary Receipts or made available for distribution to the holders of European Depositary Receipts entitled thereto, in proportion to the number of American Depositary Shares or European Depositary Shares held by them, respectively, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall be distributed by the Depositary to the record holders of American Depositary Receipts and made available for distribution to the holders of European Depositary Receipts entitled thereto as in the case of a distribution received in cash.

SECTION 4.03. Distributions in Stock. If any distribution consists of a dividend in, or free distribution of, Stock, the Depositary may (in lieu of the distribution authorized by Section 4.02) in its discretion upon prior consultation with and approval of the Company distribute to the record holders of American Depositary Receipts on the record date fixed pursuant to Section 4.06 and make available for distribution to the holders of European Depositary Receipts entitled thereto, in proportion to the number of American Depositary Shares or European Depositary Shares held by them, respectively, additional Receipts in the same forms for an aggregate number of American Depositary Shares or European Depositary Shares, as the case may be, representing the amount of Stock received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares or European Depositary Shares in any such case, the Depositary may, in its discretion, sell the amount of Stock, or American Depositary Shares or European Depositary Shares, as the case may be, represented by the aggregate of such fractions at public or private sale, at such place or places and upon such terms as it may deem proper, or if any portion of such amount consists of shares of Stock which are insufficient in number to constitute a full Unit, sell such portion to the Company in accordance with the applicable provisions of the Japanese Commercial Code or any other Japanese law, and distribute or make available for distribution the net proceeds of any such sale, all in the manner and subject to the conditions described in Section 4.01.

SECTION 4.04. Rights. Whenever the Company shall offer or cause to be offered to the holders of any Deposited Securities in whose names such securities are recorded on the books of the Company any rights to subscribe for or to purchase additional Stock or any rights of any other nature, such rights shall be made available by the Depositary to the holders of Receipts in such manner as the Depositary may determine, either by the issue to the record holders of American Depositary Receipts entitled thereto and the holders of European Depositary Receipts entitled thereto of warrants representing such rights or by such other method as may be approved by the Depositary in its discretion; provided, however, that if at the time of issue or offer of any rights the Depositary determines that it is not lawful or not feasible to make such rights available to the record holders of American Depositary Receipts or the holders of European Depositary Receipts by the issue of warrants or otherwise, or if and to the extent so instructed by the record holders of American Depositary Receipts or the holders of European Depositary Receipts that they do not desire to exercise such rights, the Depositary in its discretion may, if applicable laws permit, sell such rights at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, as provided in Section 4.05, be distributed or made available for distribution by the Depositary to the record holders of American Depositary Receipts entitled thereto or the holders of European Depositary Receipts entitled thereto as in the case of a distribution received in cash.

The Company will, in connection with any offer of such rights, make such rights generally transferable or consent to the transfer thereof by foreign investors not resident in Japan.

So long as the aggregate number of shares of Stock held by or for United States residents exceeds 1% of the total number of shares of Stock then outstanding, if registration under the Securities Act of 1933 of the securities to which any rights relate is required in order for the Company to offer such rights to holders of Receipts and sell the securities represented by such rights, the Company agrees with the Depositary that it will file promptly a registration statement pursuant to such Act with respect to such rights and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective at least 21 days before such rights shall expire. In no event shall the Depositary make available to the holders of Receipts any right to subscribe for or to purchase any securities unless and until such a registration statement is in effect, or unless the offering and sale of such securities to the holders of such Receipts are exempt in the opinion of counsel selected by the Company and satisfactory to the Depositary from registration under the provisions of such Act.

If any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights to be made available to holders of Receipts, the Company agrees with the Depositary that the Company will use its best efforts, to the extent not unduly burdensome in the judgment of the Company, to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of the rights to make such rights available to holders of Receipts; provided, however, that the Company shall not thereby become obligated to qualify to conduct business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process or taxation in any jurisdiction in which it is not now so subject.

SECTION 4.05. Conversion of Non-Dollar Currency. Whenever the Depositary shall receive or hold non-dollar currency, received by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time the non-dollar currency so received or held can in the judgment of the Depositary be converted (at the official or other rate of exchange) on a reasonable basis into dollars available to the Depositary, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such non dollar currency into dollars, and such dollars shall be distributed to the record holders of American Depositary Receipts entitled thereto and made available for distribution to the holders of European Depositary Receipts entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among holders on account of Japanese exchange restrictions or otherwise.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine that in its judgment any non-dollar currency received by the Depositary is not convertible on a reasonable basis available to it into dollars, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary shall in its discretion, but subject to applicable laws and regulations, either (i) distribute such non-dollar currency to the record holders of American Depositary Receipts entitled thereto and make such non-dollar currency available to the holders of European Depositary Receipts entitled to receive the same, or (ii) hold such non-dollar currency for the respective accounts of such persons, without liability for interest, and distribute or make available to them appropriate warrants or other instruments evidencing their rights to receive such non-dollar currency.

If any such conversion of non-dollar currency, in whole or in part, can be effected as aforesaid for distribution to some but not all of the record holders of American Depositary Receipts or holders of European Depositary Receipts entitled thereto, the Depositary may in its discretion make such conversion and distribution in dollars, to the extent such currency shall be convertible as aforesaid, to the record holders of American Depositary Receipts or make such funds available for distribution to the holders of European Depositary Receipts entitled thereto and, with respect to the balance of such non-dollar currency, shall in its discretion, but subject to any applicable laws and regulations, either (i) distribute or make available for distribution such balance to the persons who were record holders of American Depositary Receipts or holders of European Depositary Receipts entitled thereto with respect to whom such conversion could not then be effected or (ii) hold such balance for the respective accounts of such persons, without liability for interest, and distribute or make available for distribution to them appropriate warrants or other instruments evidencing their rights to receive such balance.

SECTION 4.06. Notice of Dividends; Fixing of Record Date. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be offered, with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Stock or other Deposited Securities, or whenever the Depositary shall receive notice of the fixing of a record date by the Company either for the determination of holders of Stock or other Deposited Securities entitled to vote at any meeting of any such holders or for the determination of holders of Stock or other Deposited Securities entitled to receive a distribution in respect thereof, the Depositary shall (a) give notice thereof to the holders of Receipts as soon as practicable thereafter, as provided in Section 7.04, and (b) fix a record date for the determination of the holders of American Depositary Receipts who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting and include such information in the notice referred to in subsection (a) above. Subject to the provisions of Section 4.01 and of the last two paragraphs of Section 4.05, the record holders of American Depositary Receipts on such record date and the holders of European Depositary Receipts (upon surrender of the relevant coupon or otherwise complying with such formalities as are required by the Depositary from time to time) shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution, such rights or the net proceeds of the sale thereof or to give instructions for the exercise of such voting rights, in proportion to the number of American Depositary Shares or European Depositary Shares held by them, respectively. The Company shall give the Depositary at least 10 days’ prior written notice of the fixing of any record date by it.

SECTION 4.07. Voting Rights. Upon receipt of notice of the fixing of a record date by the Company for any meeting of holders of Stock or other Deposited Securities, the Depositary shall, as soon as practicable after fixing a record date for determining the record holders of American Depositary Receipts entitled to give instructions for the exercise of voting rights, as provided in Section 4.06, and after receipt from the Company of notice of such meeting, (i) mail to the record holders of American Depositary Receipts (a) a notice which shall contain such information as is contained in such notice of such meeting and (b) a statement that the record holders of

American Depositary Receipts at the close of business on a specified record date will be entitled, subject to any applicable provisions of law and of the Articles of Incorporation of the Company, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Stock or other Deposited Securities represented by their respective American Depositary Shares, and a brief statement as to the manner in which such instructions may be given, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Company and (ii) publish, as provided in Section 7.04, a notice which shall contain (a) such of the information as is contained in such notice of meeting which, in the judgment of the Depositary, is material to the exercise of voting rights, or a brief summary of the matters to be acted upon at such meeting together with a statement that an English translation of said notice is available for inspection at certain designated places (which shall be identified in such notice) during regular business hours, and (b) a statement that the holders of European Depositary Receipts will be entitled, subject to any applicable provisions of law and of the Articles of Incorporation of the Company, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Stock or other Deposited Securities represented by their respective European Depositary Shares, and a brief statement as to the procedure by which such instructions may be given, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Company. Upon the written request of a record holder of an American Depositary Receipt or Receipts on such record date or of a holder of a European Depositary Receipt or Receipts and compliance by such holder with such procedure, which in the case of holders of European Depositary Receipts may require of such holder the deposit of his European Depositary Receipt or Receipts with, or the surrender of a coupon or coupons appertaining thereto to, the Depositary at such place as it may designate, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor in so far as practicable to vote or cause to be voted the amount of Stock or other Deposited Securities represented by such Receipt or Receipts in accordance with the instructions set forth in such request.

As the aforementioned statement to the holders of Receipts shall state, if no instructions are received by the Depositary on or before the date established by the Depositary for such purpose, the Depositary will use its best efforts to give a discretionary proxy to a person designated by the Company; provided, however, such discretionary proxy shall not be given with respect to any proposition (a) as to which the Depositary has knowledge of any contest to the action to be taken at the meeting or (b) for the purpose of authorizing a merger, consolidation or amalgamation (except an amalgamation between the Company and one or more of its 100% owned Japanese subsidiaries) or on any other matter which may affect substantially the rights or privileges of the holder of such Stock or other Deposited Securities. The Company hereby agrees to take all reasonable action which shall at any time be deemed necessary in order to enable the Depositary to vote or cause to be voted the amount of Stock or other Deposited Securities represented by every American Depositary Receipt or European Depositary Receipt, the record holder or the holder of which, respectively, shall have properly instructed the Depositary as aforesaid, in accordance with such instructions.

SECTION 4.08. Changes Affecting Deposited Securities and Reclassifications, Recapitalizations, etc. Upon any change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger, amalgamation or consolidation or sale of assets affecting the Company or to which it is a party, the Depositary may in its discretion, with the approval of the Company, and in such manner as the Depositary may deem equitable, treat any securities which shall be received by the Depositary in exchange for or in conversion of or in respect of Deposited Securities as new Deposited Securities under this Deposit Agreement, and Receipts then outstanding shall thenceforth represent the new Deposited Securities so received in exchange or conversion. In any such case the Depositary may in its discretion, with the approval of the Company, execute and deliver additional Receipts as in the case of a stock dividend, or may call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

SECTION 4.09. Presentation of Coupons. Upon any distribution under Section 4.01, 4.02 or 4.03 or upon the offer of any rights under Section 4.04, the Depositary shall not be obliged to make any such distribution or to offer any such rights to a holder of a European Depositary Receipt except upon surrender of such coupon as it designates at the Principal Office in London or at the office of a Subdepositary.

SECTION 4.10. Reports. The Depositary shall make available for inspection by holders of Receipts at the Corporate Trust Office in New York City and at the Principal Office in London and at the offices of the Subdepositaries and shall furnish to the United States Securities and Exchange Commission, Washington, D.C. (herein called the “Commission”) to the extent required by applicable rules and regulations, any reports and communications received from the Company which are both (a) received by the Depositary or its nominee, as the holder of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also send to record holders of American Depositary Receipts copies of reports which are furnished by the Company pursuant to Section 5.06.

SECTION 4.11. Lists of Receipt Holders. Promptly upon request by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names American Depositary Receipts are registered on the books of the Depositary.

ARTICLE V.

THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY.

SECTION 5.01. Maintenance of Offices, Agencies and Transfer Books by the Depositary; Registrar. Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain at the Corporate Trust Office in New York City and at the Principal Office in London, facilities for the execution and delivery, registration of transfer, interchange and surrender of Receipts all in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep records at the Corporate Trust Office in New York City, or at such other location in The City of New York as it shall determine, for the transfer of American Depositary Receipts which at all reasonable times shall be open for inspection by the record holders of American Depositary Receipts and by the Company, provided that inspection by a holder shall not be for the purpose of communicating with holders of American Depositary Receipts in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the American Depositary Receipts.

The Depositary may close such records, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

If the American Depositary Receipts or the Depositary Shares evidenced thereby shall be listed on the New York Stock Exchange, the Depositary shall act as Registrar or, with the approval of the Company, appoint a Registrar for registry of such Receipts in accordance with any requirements of such Exchange. Such Registrar may be removed and a substitute registrar appointed by the Depositary upon the request or with the approval of the Company. If the Receipts or the Depositary Shares are listed on other stock exchanges, the Depositary will, at the request of the Company, arrange for such facilities for the delivery, interchange and surrender of Receipts as may be required by law or applicable stock exchange regulation.

SECTION 5.02. Prevention or Delay in Performance by the Depositary, any Subdepositary, the Custodian or the Company. Neither the Depositary, any Subdepositary, the Custodian nor the Company shall incur any liability to any holder of any Receipts, if by reason of any provision of any present or future law or regulation of the United States, Japan or any other country, or of any other action of any governmental authority, or in the case of the Depositary, a Subdepositary or the Custodian, by reason of any provision, present or future, of the Articles of Incorporation or the Share Handling Regulations of the Company, or by reason of any act of God or war or other circumstances beyond its control, the Depositary, any Subdepositary, the Custodian or the Company shall be prevented or forbidden from or subjected to any civil or criminal penalty on account of doing or performing any act which by the terms of this Deposit Agreement it is provided shall be done or performed; nor shall the Depositary, any Subdepositary, the Custodian or the Company incur any liability to any holder of a Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act which by the terms of this Deposit Agreement it is so provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for, explicitly or otherwise, in this Deposit Agreement.

SECTION 5.03. Obligations of the Depositary, the Subdepositaries, the Custodian and the Company. Neither the Depositary, any Subdepositary, the Custodian nor the Company assumes any obligation or shall be subject to any liability under this Deposit Agreement to holders of Receipts other than that each of them agrees to use its best judgment and good faith in the performance of such obligations and duties as are specifically set forth in this Deposit Agreement.

Neither the Depositary, any Subdepositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

Neither the Depositary, any Subdepositary, the Custodian nor the Company shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Stock for deposit, any holder of a Receipt or any other person believed by it in good faith to be competent to give such advice or information or for any translation of any notice, report or other document made by a translator believed by it to be competent. The Depositary, any Subdepositary, the Custodian or the Company may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

Neither the Depositary nor the Custodian shall be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner or effect of any such vote made, either with or without request, or for not exercising any right to vote, as long as any such action or non-action is in good faith.

The Depositary, any Subdepositary or the Custodian may own and deal in any class of securities of the Company and its affiliates and in Receipts.

The Depositary in its discretion may issue to securities dealers, brokers and banks, against undertakings to deposit Stock accompanied by collateral satisfactory to the Depositary having at all times a market value at least equal to the market price for the Stock, Receipts for which no Stock has been deposited hereunder. Any provision in this Deposit Agreement or the Receipts to the contrary notwithstanding, the Depositary shall be absolutely liable for any loss, damage, liability or expense suffered by holders of Receipts, and shall indemnify and hold harmless the Company and the Custodian for any loss, damage, liability or expense, resulting from the issuance of additional Receipts pursuant to this Section 5.03.

SECTION 5.04. Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company and the Custodian, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by written notice of such removal delivered to the Depositary, such removal becoming effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall, within the 30 day period referred to in Section 6.02, appoint a successor depositary, which shall be a bank or trust company having its principal office in the Borough of Manhattan, The City of New York and an office or agency in London. In the event of a failure of the Company to appoint a successor depositary, the Depositary may appoint its own successor. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the record holders of all outstanding American Depositary Receipts or the records of transfer thereof maintained by the Depositary, whichever the successor depositary may elect. Any successor depositary shall promptly mail notice of its appointment to the record holders of American Depositary Receipts, each Subdepositary and the Custodian and publish notice of its appointment as provided in Section 7.04.

Any corporation into or with which the Depositary may be converted, merged or consolidated shall be the successor of such Depositary without the execution or filing of any document or any further act.

SECTION 5.05. The Custodian. The Depositary has appointed The Mitsui Bank, Limited and/or The Fuji Bank, Limited, as Custodians and agents of the Depositary for the purposes of this Deposit Agreement. A Custodian in acting hereunder shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it. A Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective. Unless there remains a Custodian after such resignation, the Depositary shall, promptly after receiving such notice, and after consultation with the Company, appoint a substitute custodian, which shall thereafter be the Custodian hereunder. Whenever the Depositary in its discretion determines that it is in the best interest of the holders of Receipts to do so, it may upon prior consultation with the Company appoint a substitute custodian, which, together with any remaining custodian hereunder, shall thereafter be the Custodian hereunder and upon demand of the Depositary any previous custodian shall deliver the Deposited Securities held by it to such substitute custodian. Each such substitute custodian shall deliver to the Depositary forthwith upon its appointment an acceptance of such appointment satisfactory in form and substance to the Depositary. Immediately upon any such change, the Depositary shall give notice thereof in writing to all record holders of American Depositary Receipts and each Subdepositary and shall publish notice thereof, all as provided in Section 7.04, without any cost to the Company.

Upon the appointment of any successor depositary hereunder, the Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of the Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of the Custodian, execute and deliver to the Custodian all such instruments as may be proper to give to the Custodian full and complete power and authority as agent hereunder of such successor depositary.

SECTION 5.06. Reports to Receipt Holders; Financial Statements. The Company will, as promptly as practicable after March 31 and September 30 of each year, furnish to the Depositary, in form for presentation to holders of Depositary Receipts, upon their request, a report which shall contain (a) in the case of each twelve-month period ended March 31, a consolidated balance sheet of the Company and its consolidated subsidiaries as at the end of such period and consolidated statements of income and retained earnings of the Company and its consolidated subsidiaries for the twelve months then ended, (b) in the case of each six-month period ending September 30, consolidated statements of income and retained earnings of the Company and its consolidated subsidiaries for the six months then ended, and (c) an English translation of substantially the same textual material contained or to be contained in the report, if any, for such period made or to be made generally available by the Company to the holders of its Stock, except that such textual material may be appropriately revised in order to reflect any differences between the financial statements contained in such report and the financial statements referred to in (a) and (b) above of this Section. At the Company’s expense, the Depositary will publish notice as provided in Section 7.04 that the foregoing reports and financial statements are available upon request at the Principal Office in London and at the offices of the Subdepositaries (which shall be identified in such notice) and will arrange for the mailing of such reports and statements to record holders of American Depositary Receipts.

The financial statements referred to in the preceding paragraph shall (a) be in the English language, (b) be expressed both in yen and in dollars translated from yen at a rate of exchange stated therein, (c) in the case of financial statements as at or for a period ended March 31, be audited and reported upon in accordance with auditing standards and accounting principles generally accepted in the United States, except to the extent variations from such accounting principles are permitted in periodic reports filed by the Company with the Commission, by a firm of independent public accountants of recognized standing selected by the Company, and (d) in the case of financial statements as at and for a period ended September 30, shall be prepared by the Company on a basis consistent with the financial statements as at and for periods ending March 31.

SECTION 5.07. Corporate Notices and Reports. On or before the first date of the giving by the Company of notice, by publication or otherwise, of any meeting of holders of Stock or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offerings of any rights, the Company agrees to transmit to the Custodian a copy of the notice thereof in the form given or to be given to holders of Stock or other Deposited Securities.

The Depositary will, at the Company’s expense, arrange for the prompt transmittal by the Custodian to the Depositary of English translations of such notices and any other reports and communications which are made generally available by the Company to holders of its Stock, English translations of which may, unless furnished to the Depositary at the time such notices, reports or communications are received by the Depositary, be made at the Company’s expense, and the Depositary will arrange for the mailing of copies thereof to all record holders of American Depositary Receipts.

The Depositary shall in its sole discretion make such notices, reports and communications available to holders of European Depositary Receipts in such manner as the Depositary may determine. Notwithstanding the foregoing provisions of this paragraph, the Depositary shall not be obligated to make available to the holders of Receipts any notices or semi-annual or annual reports or financial statements other than in the manner and as are required to be made available by the provisions of Sections 4.06, 4.07 and 5.06.

SECTION 5.08. Issuance of Additional Stock, etc. The Company agrees that in the event of any issuance by the Company to the holders of Deposited Securities of (1) additional Stock, (2) rights to subscribe for Stock, (3) securities convertible into Stock, or (4) rights to subscribe for such securities, the Company will give the Depositary reasonable prior notice thereof and the Depositary may consult with its counsel as to whether or not the circumstances of such issue are such as to make it necessary or advisable for the Depositary to suspend delivery of Receipts generally or with respect to particular Stock for any specified period pursuant to the provisions of Section 2.07. The Company agrees with the Depositary that neither the Company nor any company controlled by the Company will at any time deposit any Stock, or arrange for the deposit thereof by another, either in connection with the original issuance or in connection with a sale of Stock previously issued and reacquired by the Company or by any company under its control, if, under the circumstances of such deposit, such Stock is required to be registered under the provisions of the Securities Act of 1933 and no registration statement is in effect as to such Stock under such Act.

SECTION 5.09. Indemnification. The Company agrees to indemnify the Depositary, the Subdepositaries, the Custodian and any Registrar against, and hold each of them harmless from, any liability which may arise out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (a) by the Depositary, such Registrar or any of their agents (including the Custodian or any Subdepositary), except for any liability arising out of negligence or bad faith, or (b) by the Company or any of its agents.

The Depositary agrees to indemnify the Company against, and hold it harmless from, any liability that may arise out of acts performed or omitted by the Depositary, such Registrar or their agents (including the Custodian and the Subdepositaries) due to negligence or bad faith.

SECTION 5.10. Charges and Expenses. The Company agrees to pay all charges and expenses of the Depositary and those of any Registrar under this Deposit Agreement in accordance with agreements to be entered into from time to time with the Depositary and the Registrar, if any. The Company will not be required to pay (1) the fees of the Depositary for the execution and delivery of Receipts upon the deposit of Stock pursuant to Section 2.02 (other than the fourth paragraph thereof), the interchange of Receipts pursuant to Section 2.06 and the surrender of Receipts pursuant to Section 2.07, (2) taxes and other governmental charges payable with respect to any Deposited Securities, (3) such registration fees as may from time to time be in effect for the registration of stock transfers generally on the register of shareholders of the Company and accordingly applicable to transfers of Stock to the name of the Depositary or its nominee on the making of deposits hereunder, and (4) such cable or telex or facsimile transmission and delivery expenses as are expressly provided in this Deposit Agreement to be at the expense of persons depositing Stock or holders of Receipts. Any other charges and expenses of the Depositary and any Subdepositary hereunder (including the fees and expenses of counsel) will be paid upon consultation and agreement between the Depositary and the Company as to the amount and nature of such charges and expenses. Such charges payable by the Company may at any time and from time to time be changed by agreement between the Company and the Depositary. The Depositary shall present its statement for such charges and expenses to the Company once every three months.

The Company also agrees to pay the reasonable expenses and charges of the Subdepositaries and the Custodian, except certain fees in connection with deposits and withdrawals of Stock by others than the Company, which fees will be paid by the Depositary.

Parties to whom Receipts are issued and parties surrendering Receipts shall pay the fees therefor set forth in Exhibits A and B to this Deposit Agreement.

SECTION 5.11. Withholding of Japanese Tax. In the event that the Company shall at any time be required by Japanese laws and regulations to withhold any tax on any dividend or distribution made by it in respect of any Deposited Securities, it shall advise the Depositary through the Custodian of the applicable withholding rate or rates and the total amount of yen so withheld for each country and shall remit to the appropriate governmental agency all sums withheld and will make all necessary reports and filings. The Depositary shall forward to the Custodian for delivery to the Company such information from the Depositary’s records as the Company may request in connection with any such withholding by the Company within such period as will enable the Company to file the necessary reports with the appropriate governmental agencies to obtain benefits under applicable tax treaties.

SECTION 5.12. Change in Unit. The Company agrees that it shall give notice to record holders of American Depositary Receipts and to holders of European Depositary Receipts of any amendment to its Articles of Incorporation changing the number of shares of Stock previously designated as a Unit at least three months prior to the effectiveness of such amendment. Notwithstanding the foregoing, however, if the number of shares of Stock proposed to be designated as a Unit pursuant to an amendment to the Company’s Articles of Incorporation is a number evenly divisible into the number of shares of Stock then designated as a Unit, the Company shall give notice to record holders of American Depositary Receipts and to holders of European Depositary Receipts of such amendment at least two weeks prior to the effectiveness of such amendment.

ARTICLE VI.

AMENDMENT AND TERMINATION.

SECTION 6.01. Amendment. The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or have the effect of increasing any fees or charges payable by the holders of Receipts (other than taxes and other governmental charges, registration fees and cable, telex or facsimile transmission and delivery expenses and any other fees and charges provided for herein), or which shall otherwise prejudice any substantial existing right of holders of Receipts, shall not become effective as to outstanding Receipts until the expiration of three months after notice of such amendment shall have been given to the record holders of outstanding American Depositary Receipts and published as provided in Section 7.04. Every holder of an outstanding Receipt at the time any such amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by this Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the holder of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

SECTION 6.02. Termination. The Depositary shall, if the Company at any time so requests, terminate this Deposit Agreement by mailing notice of such termination to the record holders of all American Depositary Receipts then outstanding and publishing notice, all as provided in Section 7.04 and in each case at least 30 days prior to the date fixed in such notice for such termination.

The Depositary may likewise terminate this Deposit Agreement in accordance with the notice requirements of the preceding paragraph of this Section 6.02 if at any time 30 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04.

If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the transfer of Receipts, shall suspend the distribution of dividends to the holders thereof, and shall not give any further notices (other than notice of such termination) or perform any further acts under this Deposit Agreement, except as provided below and except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in this Deposit Agreement and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. Upon termination of this Deposit Agreement, the Depositary shall deliver Stock in respect of deliverable portions of such Receipts so surrendered and deliver Receipts in respect of non-deliverable portions of Receipts so surrendered pursuant to Section 2.07(c) hereof and, except as provided below, shall continue to effect transfers of Receipts representing non-deliverable portions in accordance with Section 2.03 hereof. At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder at public or private sale, at such place or places and upon such terms as it deems proper or, if any portion of such Deposited Securities consists of shares of Stock which are insufficient in number to constitute a full Unit, sell such portion to the Company in accordance with the applicable provisions of the Japanese Commercial Code or any other Japanese law or regulation, and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it hereunder, without liability for interest, for the pro rata benefit of the holders of Receipts which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash. Upon the termination of this Deposit Agreement, the Company, shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, its agents (including the Custodian and the Subdepositaries) and the Registrar under Sections 5.09 and 5.10 hereof.

ARTICLE VII.

MISCELLANEOUS.

SECTION 7.01. Agreement May be Executed in Counterparts; Filing of Copies. This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary, each Subdepositary and the Custodian and shall be open to inspection at the Corporate Trust Office in New York City and the Principal Office in London, at the offices of the Subdepositaries, and the main office of the Custodian in Tokyo by any record holder or holder of a Receipt during business hours.

SECTION 7.02. Agreement for Exclusive Benefit of Parties. This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

SECTION 7.03. Effect of Invalidity of Provisions. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.04. Notices. Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail, first class air mail postage prepaid, or by cable, telex or facsimile transmission confirmed by letter, addressed to the Company at 2-1, Otemachi 1-chome, Chiyoda-ku, Tokyo 100-91, Japan, Attention: General Manager, Finance Department, or any other place to which the Company may have transferred its principal executive office.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail, first class air mail postage prepaid, or by cable, telex or facsimile transmission confirmed by letter, addressed to Citibank, N.A., 111 Wall Street, New York, New York 10043, Attention: ADR Unit or any other place to which the Depositary may have transferred its Corporate Trust Office in New York City.

Any and all notices to be given to any record holder of an American Depositary Receipt shall be deemed to have been duly given if personally delivered or sent by first class air mail postage prepaid, or by cable, telex or facsimile transmission confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the books of the Depositary, or, if such holder shall have filed with the Depositary a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

Any and all notices to be given to holders of European Depositary Receipts shall be deemed to have been duly given if published at least once in an Authorized Newspaper in New York City, London and, to the extent required by law or applicable stock exchange regulations, in Luxembourg.

Delivery of a notice sent by mail or by cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of cable or telex or facsimile transmission message) is deposited, first class air mail postage prepaid, in a post office letter box. The Depositary or the Company, however, may act upon any cable, telex or facsimile transmission message received by it from the other or from any holder of a Receipt, notwithstanding that such cable, telex or facsimile transmission message shall not subsequently be confirmed by letter as aforesaid.

Delivery of a notice given by publication in a newspaper shall be deemed to be effected upon first publication thereof.

SECTION 7.05. Holders of Receipts are Parties. The holders of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

SECTION 7.06. Subdepositaries. The Depositary may from time to time appoint agents to act as Subdepositaries for the purposes of this Deposit Agreement and may at any time appoint additional Subdepositories and vary or terminate the appointment of such Subdepositaries. The Depositary hereby initially appoints the principal offices of Citibank, N.A. in Amsterdam, Brussels; Frankfurt am Main, Milan and Paris, Citibank (Luxembourg) S.A., the principal offices of The Bank of Tokyo, Ltd. in Brussels, Dusseldorf, Hong Kong, London, Milan and Paris and the principal office of Kredietbank S.A. Luxembourgeoise in Luxembourg as Subdepositaries for all the purposes of this Deposit Agreement. The Depositary will notify the Company of any change in the Subdepositaries appointed pursuant to this Section. Each Subdepositary shall perform such duties and exercise such rights of the Depositary consistent with this Deposit Agreement as the Depositary shall specify in writing to such Subdepositary and each Subdepositary shall be subject to the direction and control of the Depositary in respect of matters arising under this Deposit Agreement.

SECTION 7.07. Amendment and Restatement of Prior Agreements. This Deposit Agreement amends, restates and consolidates as of October 1, 1982, (1) the deposit agreement, dated as of April 15, 1963, as amended and restated as of September 30, 1974, and as amended by Amendment No. 1, dated as of March 31, 1975, and by Amendment No. 2, dated as of September 30, 1975, among the Company, First National City Bank, as Depositary, and the holders of American depositary receipts issued thereunder; and (2) the deposit agreement, dated as of December 15, 1968, as amended and restated as of September 30, 1974, and as amended by Amendment No. 1, dated as of March 31, 1975, and by Amendment No. 2, dated as of September 30, 1975, among the Company, First National City Bank, as Depositary, and the holders of European Depositary Receipts issued thereunder. Such holders of American Depositary Receipts and European Depositary Receipts issued under such deposit agreements as heretofore in effect shall have all the rights and be subject to all the obligations of holders of American Depositary Receipts and European Depositary Receipts, respectively, issued hereunder.

SECTION 7.08. Governing Law. This Deposit Agreement and the Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by and construed in accordance with the laws of the State of New York, United States of America. It is understood that notwithstanding any present or future provision of the laws of the State of New York, the rights of holders of Stock and other Deposited Securities, and the duties and obligations of the Company in respect of such holders, as such, shall be governed by the laws of Japan.

IN WITNESS WHEREOF, Mitsui & Co., Ltd. (Mitsui Bussan Kabushiki Kaisha) and Citibank, N.A. have duly executed this Agreement as of October 1, 1982 and all holders of Receipts shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

MITSUI & CO., LTD.

(Mitsui Bussan Kabushiki Kaisha)

By SEIICHI KITO

CITIBANK, N.A.

By ROBERT A. GOTTLIEB

[CORPORATE SEAL]

Attest:

MURIEL E. TONES

AMERICAN DEPOSITARY RECEIPT

FOR COMMON STOCK OF

MITSUI & CO., LTD.

(Mitsui Bussan Kabushiki Kaisha)

(Incorporated Under the Laws of Japan)

No.	American Depositary Shares (Each such share representing 20 shares in registered form of Common Stock, each having a par value of 50 yen)

(1) CITIBANK, N.A., a national banking association incorporated under the laws of the United States of America, having its corporate trust office at 111 Wall Street, New York, New York 10043 and its principal office in London at 336 Strand, London, W.C. 2R 1HB, England, as Depositary (the “Depositary”), hereby certifies that              is the owner of              American Depositary Shares (the “Depositary Shares”), representing shares in registered form of the Common Stock, par value 50 yen per share (the “Stock”), of Mitsui & Co., Ltd. (Mitsui Bussan Kabushiki Kaisha), incorporated under the laws of Japan (the “Company”). Each such Depositary Share represents 20 shares of Stock at the date hereof, deposited at the Kabutocho Branch of The Fuji Bank, Limited or the Head Office of The Mitsui Bank, Limited, Tokyo, Japan (herein, collectively or individually as the context may require, called the “Custodian” and such offices, collectively or individually as the context may require, called the “designated office” of the Custodian), as agent of the Depositary.

(2) The Deposit Agreement. American Depositary Receipts, of which this Receipt is one, and European Depositary Receipts (the “Receipts”) are made available to shareholders of the Company who are not residents of Japan upon the terms and conditions set forth in the Deposit Agreement, dated as of October 1, 1982 (the “Deposit Agreement”), among the Company, the Depositary, and all holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and becomes bound by all the terms and provisions thereof. The Deposit Agreement sets forth the rights of holders of the Receipts and the rights and duties of the Depositary in respect of the Stock deposited thereunder and any and all other securities, property and cash from time to time received in respect of any of such Stock and held thereunder (the “Deposited Securities”). Copies of the Deposit Agreement are on file at the corporate trust office of the Depositary, the offices of the Subdepositaries appointed as provided in the Deposit Agreement and the designated office of the Custodian in Tokyo. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are subject to the detailed provisions thereof, to which reference is hereby made and the terms used herein have the meanings set forth therein unless otherwise defined herein.

(3) Surrender of Receipts and Withdrawal of Stock. Upon surrender of this Receipt at the corporate trust office of the Depositary in New York City, at the Depositary’s principal office in London or at the office of a Subdepositary and upon payment of the fee of the Depositary provided in paragraph (10) of this Receipt, and subject to the terms and conditions of the Deposit Agreement, the holder hereof is entitled to delivery to him or upon his order of the amount of Stock and any other Deposited Securities at the time represented hereby; provided, however, that upon surrender of a Receipt or Receipts by a holder thereof to the Depositary, then as a result of, and to the extent required by, the operation of applicable provisions of the Japanese Commercial Code or any other Japanese law, the Depositary will effect the delivery to such holder of only that portion of Stock (and any other Deposited Securities relating to such Stock) comprising a unit of 1,000 shares of Stock (or such other number of shares of Stock as the Articles of Incorporation of the Company may designate as a “Unit of Shares”) or an integral multiple thereof (the “deliverable portion” of such Receipt or Receipts). For the purpose of the foregoing sentence, the deliverable portion shall be determined on the basis of the aggregate number of shares of Stock represented by the entire amount of the American Depositary Shares and European Depositary Shares evidenced by such Receipt or Receipts and by any European Depositary Receipt or Receipts surrendered by the same holder at the same time. The Depositary will promptly advise such holder as to the amount of Stock and Deposited Securities, if any, represented by the non-deliverable portion of such Receipt or Receipts and shall deliver to such holder a new Receipt evidencing such non-deliverable portion. In addition, the Depositary shall notify such holder of the additional amount of Depositary Shares which such holder would be required to surrender in order for the Depositary to effect delivery of all the Stock and Deposited Securities represented by the Depositary Shares of such holder.

(4) Transfers; Split-ups; Combinations of Receipts; Interchangeability of American and European Depositary Receipts. This Receipt is transferable in the records of the Depositary by the holder hereof in person or by duly authorized attorney, upon surrender of this Receipt at the corporate trust office of the Depositary in New York City, properly endorsed or accompanied by proper instruments of transfer and duly stamped, and upon such transfer the Depositary shall execute and deliver an American Depositary Receipt to or upon the order of the person entitled thereto, as provided in the Deposit Agreement. This Receipt may be split into other American Depositary Receipts or may be combined with other American Depositary Receipts into one American Depositary Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered, upon payment of any taxes and other charges contemplated by the last sentence of paragraph (10) hereof.

Upon surrender of this Receipt at the corporate trust office of the Depositary in New York City or at the principal office of the Depositary in London or at the office of a Subdepositary, and upon payment of the fee of the Depositary provided in paragraph (10) of this Receipt, and subject to the terms and conditions of the Deposit Agreement, the holder hereof is entitled to delivery to him or upon his order of a European Depositary Receipt or Receipts evidencing European Depositary Shares representing the Deposited Securities represented hereby. Such delivery will be made without unreasonable delay. Each European Depositary Share and each American Depositary Share represents 20 shares of Stock deposited pursuant to the Deposit Agreement.

(5) Conditions to Execution and Delivery, Registration of Transfer, etc. of Receipts. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender or interchange of any Receipt, the Depositary, any Subdepositary or the Custodian may require payment of a sum sufficient for reimbursement of any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Stock being deposited or withdrawn) and payment of any applicable fee as provided in paragraph (10) of this Receipt, may require proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as may be established consistent with the provisions of the Deposit Agreement. Any person presenting Stock for deposit or any holder of a Receipt may be required from time to time to file such proof of citizenship or residence, evidence of the number of shares of Stock beneficially owned or any other matters necessary or appropriate to evidence compliance with the Foreign Exchange and Foreign Trade Control Law of Japan, or other information and to execute such certificates and make such representations and warranties as the Depositary may deem necessary or proper. The Depositary may withhold the delivery or transfer of any Receipt or the distribution or sale of any dividend or other distribution or rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

(6) Suspension of Delivery, Transfer, etc. The delivery of Receipts against deposits of Stock generally may be suspended, or the delivery of Receipts against deposits of particular Stock may be withheld, or the registration of transfer or interchange of Receipts in particular instances may be refused, or the registration of transfer or surrender or interchange of outstanding Receipts generally may be suspended, during any period when the transfer records of the Depositary or the register of shareholders of the Company is closed, or if any such action is deemed necessary or advisable by the Depositary, any Subdepositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission or under any provision of the Deposit Agreement or for any other reason. Without limitation of the foregoing, the Depositary will not knowingly accept for deposit under the Deposit Agreement any Stock required to be registered under the Securities Act of 1933, unless a registration statement is in effect as to such Stock.

(7) Liability of Holder for Taxes. If any tax or other governmental charge shall become payable by the Depositary or any Subdepositary with respect to this Receipt or any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the holder hereof to the Depositary or such Subdepositary. The Depositary or any Subdepositary may refuse to effect any transfer or interchange of this Receipt, or any withdrawal of Deposited Securities represented hereby, until such payment is made, and may withhold any dividends or other distributions, or may sell (after attempting by reasonable means to notify the holder prior to such sale) for the account of the holder hereof any part or all of the Deposited Securities represented hereby, and may apply such dividends or other distributions or the proceeds of any such sale toward such tax or other governmental charge, the holder hereof remaining liable for any deficiency.

(8) Warranties by Depositor. Every person depositing Stock under the Deposit Agreement shall be deemed thereby to represent and warrant that such Stock is validly issued and outstanding, fully paid and non-assessable, that such Stock is owned by a non-resident of Japan and that the person making such deposit is duly authorized so to do. Such representations and warranties shall survive the deposit of Stock and the issuance of Receipts in respect thereof.

(9) Amendment of Deposit Agreement. The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or have the effect of imposing or increasing any fees or charges payable by the holders of Receipts (other than taxes or other governmental charges, registration fees and cable, telex or facsimile transmission and delivery expenses and any other fees provided for in the Deposit Agreement) or which shall otherwise prejudice any substantial existing right of holders of Receipts shall, however, not become effective as to outstanding Receipts until the expiration of three months after notice of such amendment shall have been given to the record holders of Receipts and published as provided in the Deposit Agreement. Every holder of a Receipt at the time any such amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the holder hereof to surrender this Receipt and receive therefor the Deposited Securities represented hereby, except in order to comply with mandatory provisions of applicable law.

(10) Charges of Depositary. The Depositary will charge the party to whom Receipts are delivered against deposits of Stock (other than Stock deposited pursuant to Sections 4.03 and 4.04 of the Deposit Agreement relating to stock dividends, free distributions of Stock and rights offerings) and the party surrendering Receipts for delivery of Stock and other Deposited Securities, as follows:

Market Price Per American Depositary Share on Delivery or Surrender	Rate Per Each 100 American Depositary Shares or Fraction Thereof Delivered or Surrendered
Below $5.00	$3.00
$5.00 - $10.00	$4.00
Over $10.00	$5.00

The Depositary will charge the party interchanging Receipts for European Depositary Receipts a fee of $1.00 per 100 Depositary Shares or fraction thereof represented by such Receipts offered for interchange, but not exceeding $6.00 per Receipt so offered. The Company will pay other charges of the Depositary (subject to consultation and agreement between the Company and the Depositary), with the exception of taxes and other governmental charges, stock transfer or registration fees on deposits or transfers of Stock, and such cable, telex or facsimile transmission and delivery charges as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Stock or holders of Receipts.

(11) Title to Receipts. It is a condition of this Receipt, and every successive holder hereof by accepting or holding the same consents and agrees, that title to this Receipt (and to the Depositary Shares evidenced hereby), when properly endorsed or accompanied by properly executed instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until this Receipt shall be transferred on the books of the Depositary as provided in the Deposit Agreement, the Depositary and the Subdepositaries, notwithstanding any notice to the contrary, may treat the record holder hereof for the time being as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement, and for all other purposes.

(12) Dividends and Distributions. Whenever the Depositary receives any cash dividend or other cash distribution on the Deposited Securities, the Depositary will, if at the time of receipt thereof any non-dollar currency amounts so received can in its judgment be converted (at the official or other rate of exchange) on a reasonable basis into United States dollars, convert such dividend or distribution into United States dollars and will distribute the amount thus received to the holders of Receipts entitled thereto, in proportion to the number of Depositary Shares held by them, respectively; provided, however, that the amount distributed on any Receipt will be reduced by any amounts required to be withheld by the Company or the Depositary on account of taxes in respect of the Deposited Securities represented by such Receipt. If any distribution consists of a dividend in, or free distribution of, Stock, the Depositary may in its discretion, with the approval of the Company, distribute to the holders of Receipts entitled thereto, proportionately as aforesaid, additional Receipts for an aggregate number of Depositary Shares representing the amount of Stock received as such dividend or free distribution. In lieu of delivering Receipts for fractional Depositary Shares in any such case, the Depositary may, in its discretion, sell the amount of Stock, or the amount of Depositary Shares, represented by the aggregate of such fractions at public or private sale, at such place or places and upon such terms as it may deem proper or, if any portion of such amount consists of shares of Stock which are insufficient in number to constitute a full Unit, sell such portion to the Company in accordance with the applicable provisions of the Japanese Commercial Code or any other Japanese law, and distribute the net proceeds of any such sale, all in the manner and subject to the conditions described in the Deposit Agreement.

(13) Rights. Whenever the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Stock or any rights of any other nature, such rights shall be made available by the Depositary to the holders of Receipts entitled thereto in such manner as the Depositary may determine, either by the issue to the holders of Receipts entitled thereto of warrants representing such rights or by such other method as may be approved by the Depositary in its discretion; provided, however, that if at the time of issue or offer of any rights the Depositary determines that it is not lawful or not feasible to make such rights available to holders of Receipts by the issue of warrants or otherwise, or if and to the extent so instructed by holders of Receipts who do not desire to exercise such rights, the Depositary in its discretion may, if applicable laws permit, sell such rights at public or private sale, at such place or places and upon such terms as it may deem proper, and distribute the net proceeds to the holders of Receipts entitled thereto as in the case of a distribution received in cash.

So long as the aggregate number of shares of Stock held by or for United States residents exceeds 1% of the total number of shares of Stock then outstanding, if registration under the Securities Act of 1933 of the securities to which any rights relate is required in order for holders of Receipts to be offered or sold the securities covered by such rights, the Company has agreed that it will file promptly a registration statement with respect to such rights and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective at least 21 days before such rights shall expire. In no event shall the Depositary offer such rights to the holders of Receipts unless and until such a registration statement is in effect, or unless the offering and sale of such securities to the holders of such Receipts are exempt in the opinion of counsel from registration under the provisions of such Act.

If any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights to be made available to holders of Receipts in any such jurisdiction, the Company has agreed that it will use its best efforts, to the extent not unduly burdensome in the judgment of the Company, to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of the rights to enable holders of Receipts to exercise such rights.

(14) Fixing of Record Date. Whenever any cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be offered, with respect to the Stock or other Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Stock or other Deposited Securities or whenever the Depositary shall receive notice of the fixing of a record date by the Company either for the determination of holders of Stock or other Deposited Securities entitled to vote at any meeting of any such holders or for the determination of holders of Stock or other Deposited Securities entitled to receive a distribution in respect thereof, the Depositary shall fix a record date for the determination of the holders of American Depositary Receipts who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting.

(15) Voting Rights. Upon receipt of notice of any meeting of holders of Stock or other Deposited Securities the Depositary will, as soon as practicable after fixing a record date for determining the record holders of American Depositary Receipts entitled to give instructions for the exercise of voting rights, and after receipt from the Company of notice of such meeting, mail to such holders a notice which will contain (a) such information as is contained in such notice of meeting and (b) a statement that the record holders of Receipts at the close of business on a specified record date will be entitled, subject to any applicable provisions of law and of the Articles of Incorporation of the Company, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Stock or other Deposited Securities represented by their respective Depositary Shares, and a brief statement as to the procedure by which such instructions may be given, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Company. Upon the written request of a record holder of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary will endeavor insofar as practicable to vote or cause to be voted the amount of Stock or other Deposited Securities represented by such Receipt in accordance with the instructions set forth in such request. In the absence of instructions from the record holder of a Receipt, the Depositary has agreed to use its best efforts to give a discretionary proxy to a person designated by the Company; provided, however, such discretionary proxy shall not be given with respect to any proposition (a) as to which the Depositary has knowledge of any contest to the action to be taken at the meeting or (b) for the purpose of authorizing a merger, consolidation or amalgamation (except an amalgamation between the Company and one or more of its 100% owned Japanese subsidiaries) or on any other matter which may affect substantially the rights or privileges of the holders of such Stock or other Deposited Securities. The Company has agreed to take all reasonable action which shall at any time be deemed necessary in order to enable the Depositary to vote or cause to be voted the amount of Stock or other Deposited Securities represented by every American Depositary Receipt, the record holder of which shall have furnished a written request setting forth instructions to the Depositary as aforesaid, in accordance with the instructions set forth in such request.

(16) Changes Affecting Deposited Securities. Upon any change in par value or other attribute of Deposited Securities, or upon any recapitalization, reorganization, merger, amalgamation or consolidation or sale of assets affecting the Company or to which it is a party, the Depositary may in its discretion, with the approval of the Company, and in such manner as the Depositary may deem equitable, treat any securities received by the Depositary in exchange for or on conversion of or in respect of Deposited Securities as new Deposited Securities under the Deposit Agreement, and Receipts then outstanding shall thenceforth represent the new Deposited Securities so received in exchange or conversion. In any such case the Depositary may in its discretion, with the approval of the Company, execute and deliver additional Receipts as in the case of a Stock dividend, or may call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

(17) Reports, Inspection of Transfer Records. The Depositary will make available for inspection by holders of Receipts at its corporate trust office in New York, at its principal office in London and at the offices of the Subdepositaries, and will furnish to the Securities and Exchange Commission, Washington, D.C. to the extent required by applicable rules and regulations, any reports and communications received from the Company which are both (a) received by the Depositary or its nominee as the holder of the Deposited Securities and (b) made generally available to the holders of Stock by the Company. The Depositary will also mail to record holders of

American Depositary Receipts copies of reports when furnished by the Company as provided in the Deposit Agreement. The Depositary will keep records for the transfer of American Depositary Receipts which at all reasonable times will be open for inspection by the holders of American Depositary Receipts and the Company, provided that such inspection by a holder shall not be for the purpose of communicating with holders of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

(18) Liability of the Company, the Depositary, the Subdepositaries and the Custodian. Neither the Depositary, any Subdepositaries, the Custodian nor the Company shall incur any liability to any holder of this Receipt, if by reason of any provision of any present or future law or regulation of the United States, Japan or any other country, or of any other action of any other governmental authority, or in the case of the Depositary, a Subdepositary or the Custodian, by reason of any provisions, present or future, of the Articles of Incorporation or the Share Handling Regulations of the Company, or by reason of any act of God or war or other circumstances beyond its control, the Depositary, any Subdepositary, the Custodian or the Company shall be prevented or forbidden from or subjected to any civil or criminal penalty on account of doing or performing any act which the Deposit Agreement provides shall be done or performed; nor shall the Depositary, any Subdepositary, the Custodian or the Company incur any liability to any holder hereof by reason of any non-performance or delay, caused as aforesaid, in the performance of any act which it is so provided shall or may be done or performed or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement.

(19) Obligations of the Depositary, the Subdepositaries, the Custodian and the Company. Neither the Depositary, any Subdepositary, the Custodian nor the Company assumes any obligation or shall be subject to any liability under the Deposit Agreement to holders of Receipts except that each has agreed to use its best judgment and good faith in the performance of such duties as are specifically set forth in the Deposit Agreement.

Neither the Depositary, any Subdepositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary, any such Subdepositary, the Custodian nor the Company shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Stock for deposit, any holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information, or for translation of any notice, report or other document made by a translator believed by it to be competent. The Depositary, any such Subdepositary, the Custodian or the Company may rely and shall be protected in acting upon any written notice, request, direction, or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. Neither the Depositary nor the Custodian will be responsible for any failure to carry out any instructions to vote any of the Deposited Securities or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith.

The Company will indemnify the Depositary, any Registrar, any Subdepositary and the Custodian against, and hold each of them harmless from, any liability which may arise out of acts performed or omitted, in accordance with the provisions of the Deposit Agreement or this Receipt, (i) by the Company or any of its agents, or (ii) by the Depositary, such Registrar or any of their agents (including the Custodian and the Subdepositaries), except for any liability arising out of negligence or bad faith.

The Depositary will indemnify the Company against any liability which may arise out of acts performed or omitted by the Depositary or its agents (including the Custodian and the Subdepositaries) due to negligence or bad faith.

The Depositary, any Subdepositary and the Custodian may own and deal in any class of securities of the Company and its affiliates and in Receipts.

(20) Resignation and Removal of Depositary; Substitution of Custodian. The Depositary may at any time resign by written notice of its election so to do delivered to the Company and the Custodian, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment. The Depositary may at any time be removed by the Company by written notice, such removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. In the case of such resignation or removal, the Company shall, within 30 days after the delivery of the notice thereof, appoint a successor depositary. The Depositary may at any time appoint a substitute Custodian.

(21) Termination of Deposit Agreement. The Depositary will, if at any time the Company so requests, terminate the Deposit Agreement by mailing notice of such termination to the record holders of all American Depositary Receipts then outstanding and by publishing notice, in each case at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement in accordance with the same notice requirements if at any time 30 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter will discontinue the transfer of Receipts, except as provided below, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the Deposit Agreement, except as provided below and except that the Depositary will continue to collect dividends and other distributions pertaining to Deposited Securities, will sell rights as provided in the Deposit Agreement and will continue to deliver Deposited Securities together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. Upon termination of the Deposit Agreement, the Depositary shall deliver Stock in respect of deliverable portions of such Receipts so surrendered and deliver Receipts in respect of the non-deliverable portion of Receipts so surrendered pursuant to the Deposit Agreement and, except as provided below, will continue to effect transfers of Receipts representing non-deliverable portions in accordance with the Deposit Agreement. At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement at public or private sale, at such place or places and upon such terms as it deems proper or, if any portion of such Deposited Securities consists of shares of Stock which are insufficient in number to constitute a full Unit, sell such portion to the Company in accordance with the applicable provisions of the Japanese Commercial Code or any other Japanese law or regulation, and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, without liability for interest, for the pro rata benefit of the holders of Receipts which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations thereunder except for its obligations to the Depositary, any Registrar and the Custodian with respect to indemnification and the Depositary’s charges and expenses.

(22) Subdepositaries. The Depositary has initially appointed the principal offices of Citibank, N.A. in Amsterdam, Brussels, Frankfurt am Main, Milan and Paris, Citibank (Luxembourg) S.A., the principal office of Kredietbank S.A. Luxembourgeoise in Luxembourg and the principal offices of The Bank of Tokyo, Ltd. in Brussels, Dusseldorf, Hong Kong, London, Milan and Paris as Subdepositaries for all the purposes of the Deposit Agreement. The Depositary may vary or terminate the appointment of such Subdepositaries.

(23) Governing Law. This Receipt, and all rights hereunder and provisions hereof, shall be governed by and construed in accordance with the laws of the State of New York, United States of America. It is understood that notwithstanding any present or future provision of the laws of the State of New York, the rights of holders of Stock and other Deposited Securities, and the duties and obligations of the Company in respect of such holders, as such, shall be governed by the laws of Japan.

This American Depositary Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this American Depositary Receipt shall have been executed by the

Depositary by the manual signature of a duly authorized officer or, if a Registrar for the Receipts shall have been appointed, by the manual signature of a duly authorized officer of such Registrar.

Dated:

Citibank, N.A.,

Depositary

By
Vice President

Countersigned:

Authorized Officer

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common
TEN ENT—as tenants by the entireties
JT TEN—as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT—	Custodian
(Cust)	(Minor)

under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

Please Insert Social Security or Other Identifying Number of Assignee

For Value Received, the undersigned hereby sells, assigns and transfers unto                      the within American Depositary Receipt and all rights and interests represented thereby, and hereby irrevocably constitutes and appoints                      attorney, to transfer the same on the books of the within named Depositary, with full power of substitution in the premises.

Dated:

Signature

Signature Guaranteed:

NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of the Receipt, in every particular, without alteration or enlargement, or any change whatever.

EXHIBIT B

EUROPEAN DEPOSITARY RECEIPT

For Common Stock of

MITSUI & CO., LTD.

(Mitsui Bussan Kabushiki Kaisha)

(Incorporated under the Laws of Japan)

No.	Depositary Shares (Each such share representing 20 shares in registered form of Common Stock, each having a par value of 50 yen)

(1) CITIBANK, N.A., a national banking association incorporated under the laws of the United States of America, having its corporate trust office at 111 Wall Street, New York, New York 10043 and its principal office in London at 336 Strand, London, W.C. 2R 1HB, England, as Depositary (the “Depositary”), hereby certifies that the holder (the term “holder” when used herein with respect to Receipts, including this Receipt, or to the coupons or talon appertaining thereto shall mean the then bearer thereof) hereof is the owner of                      European Depositary Shares (the “Depositary Shares”), representing shares in registered form of the Common Stock, par value 50 yen per share (the “Stock”), of Mitsui & Co., Ltd. (Mitsui Bussan Kabushiki Kaisha), incorporated under the laws of Japan (the “Company”). Each such Depositary Share represents 20 shares of Stock at the date hereof, deposited at the Kabutocho Branch of The Fuji Bank, Limited or the Head Office of The Mitsui Bank, Limited, Tokyo, Japan (herein collectively or individually as the context may require, called the “Custodian” and such offices, collectively or individually as the context may require, called the “designated office” of the Custodian), as agent of the Depositary.

(2) The Deposit Agreement. European Depositary Receipts (the “Receipts”), of which this Receipt is one, and American Depositary Receipts are made available to shareholders of the Company who are not residents of Japan, upon the terms and conditions set forth in the Deposit Agreement, dated as of October 1, 1982 (the “Deposit Agreement”), among the Company, the Depositary and all holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and becomes bound by all the terms and provisions thereof. The Deposit Agreement sets forth the rights of holders of the Receipts and the rights and duties of the Depositary in respect of the Stock deposited thereunder and any and all other securities, property and cash from time to time received in respect of any of such Stock and held thereunder (the “Deposited Securities”). Copies of the Deposit Agreement are on file at the principal office of the Depositary in London, the offices of the Subdepositaries appointed as provided in the Deposit Agreement and the designated office of the Custodian in Tokyo. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are subject to the detailed provisions thereof, to which reference is hereby made and the terms used herein have the meanings set forth therein unless otherwise defined herein.

(3) Surrender of Receipts and Withdrawal of Stock. Upon surrender of this Receipt at the principal office of the Depositary in London or at the office of a Subdepositary, and upon payment of the fee of the Depositary provided in paragraph (10) of this Receipt, and subject to the terms and conditions of the Deposit Agreement, the holder hereof is entitled to delivery to him or upon his order of the amount of Stock and any other Deposited Securities at the time represented hereby; provided, however, that upon surrender of a Receipt or Receipts by a holder thereof to the Depositary, then as a result of, and to the extent required by, the operation of applicable provisions of the Japanese Commercial Code or any other Japanese law the Depositary will affect the delivery to such holder of only that portion of Stock (and any other Deposited Securities relating to such Stock) comprising a unit of 1,000 shares of Stock (or such other number of shares of Stock as the Articles of Incorporation of the

Company may designate as a “Unit of Shares”) or an integral multiple thereof (the “deliverable portion” of such Receipt or Receipts). For the purpose of the foregoing sentence, the deliverable portion shall be determined on the basis of the aggregate number of shares of Stock represented by the entire amount of the American Depositary Shares and European Depositary Shares evidenced by such Receipt or Receipts and by any American Depositary Receipt or Receipts surrendered by the same holder at the same time. The Depositary will promptly advise such holder as to the amount of Stock and Deposited Securities, if any, represented by the non-deliverable portion of such Receipt or Receipts and shall deliver to such holder a new Receipt evidencing such non-deliverable portion. In addition, the Depositary shall notify such holder of the additional amount of Depositary Shares which such holder would be required to surrender in order for the Depositary to effect delivery of all the Stock and Deposited Securities represented by the Depositary Shares of such holder.

(4) Combinations and Split-ups of Receipts; Interchangeability of American and European Depositary Receipts. This Receipt may be split into other Receipts or may be combined with other European Depositary Receipts into one European Depositary Receipt, evidencing the same aggregate number of European Depositary Shares as the Receipt or Receipts surrendered upon payment of any taxes and other charges contemplated by the last sentence of paragraph (10) hereof.

Upon surrender of this Receipt at the corporate trust office of the Depositary or at the principal office of the Depositary in London or at the office of a Subdepositary, and upon payment of the fee of the Depositary provided in paragraph (10) of this Receipt, and subject to the terms and conditions of the Deposit Agreement, the holder hereof is entitled to delivery to him or upon his order of an American Depositary Receipt or Receipts evidencing American Depositary Shares representing the Deposited Securities represented hereby. Such delivery will be made without unreasonable delay. Each European Depositary Share and each American Depositary Share represents 20 shares of Stock of the Company deposited pursuant to the Deposit Agreement.

(5) Conditions to Execution and Delivery, Etc. of Receipts. As a condition precedent to the execution and delivery, split-up, combination or surrender or interchange of any Receipt, the Depositary, any Subdepositary or the Custodian may require payment of a sum sufficient for reimbursement of any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any each tax or charge and fee with respect to Stock being deposited or withdrawn) and payment of any fees as provided in paragraph (10) of this Receipt, may require proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as may be established consistent with the provisions of the Deposit Agreement. Any person presenting Stock for deposit or any holder of a Receipt may be required from time to time to file such proof of citizenship or residence, evidence of the number of shares of the Stock beneficially owned or any other matters necessary or appropriate to evidence compliance with the Foreign Exchange and Foreign Trade Control Law of Japan or other information and to execute such certificates and make such representations and warranties as the Depositary may deem necessary or proper. The Depositary may withhold the delivery of any Receipt or the distribution or sale of any dividend or other distribution or rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations or warranties are made.

(6) Suspension of Delivery, Etc. The delivery of Receipts against deposits of Stock generally may be suspended, or the delivery of Receipts against deposits of particular Stock may be withheld, or the surrender or interchange of outstanding Receipts generally or in particular cases may be suspended, during any period when the register of shareholders of the Company is closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission or under any provision of the Deposit Agreement or for any other reason. Without limitation of the foregoing, the Depositary will not knowingly accept for deposit under the Deposit Agreement any Stock required to be registered under the United States Securities Act of 1933, unless a registration statement is in effect as to such Stock.

(7) Liability of Holder for Taxes. If any tax or other governmental charge shall become payable by the Depositary or any Subdepositary with respect to this Receipt or any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the holder hereof to the Depositary or such Subdepositary. The Depositary or any Subdepositary may refuse to effect any transfer or interchange of this Receipt or any withdrawal of Deposited Securities represented hereby, until such payment is made, and may withhold any dividends or other distributions, or may sell (after attempting by reasonable means to notify the holder prior to such sale), for the account of the holder hereof, any part or all of the Deposited Securities represented hereby, and may apply such dividends or other distributions or the proceeds of any such sale toward such tax or charge, the holder hereof remaining liable for any deficiency.

(8) Warranties by Depositor. Every person depositing Stock under the Deposit Agreement shall be deemed thereby to represent and warrant that, such Stock is validly issued and outstanding, fully paid and non-assessable, that such Stock is owned by a non-resident of Japan and that the person making such deposit is duly authorized so to do. Such representations and warranties shall survive the deposit of Stock, and the issuance of Receipts in respect thereof.

(9) Amendment of Deposit Agreement. The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges payable by the holders of Receipts (other than taxes or other governmental charges, registration fees, and cable, telex or facsimile transmission and delivery expenses and any other fees provided for in the Deposit Agreement) or which shall otherwise prejudice any substantial existing right of holders of Receipts shall not become effective as to outstanding Receipts until the expiration of three months after notice of such amendment shall have been given to record holders of American Depositary Receipts and published as hereinafter provided. Every holder of a Receipt at the time any such amendment so becomes effective shall be deemed by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the holder hereof to surrender this Receipt and receive therefor the Deposited Securities represented hereby, except in order to comply with mandatory provisions of applicable law.

(10) Charges of Depositary. The Depositary will charge the party to whom Receipts are delivered against deposits of Stock (other than Stock deposited pursuant to Sections 4.03 and 4.04 of the Deposit Agreement relating to stock dividends, free distributions of Stock and rights offerings) and the party surrendering Receipts for delivery of Stock and other Deposited Securities, as follows:

Market Price Per European Depositary Share on Delivery or Surrender	Rate Per Each 100 European Depositary Shares or Fraction Thereof Delivered or Surrendered
Below $5.00	$3.00
$5.00 - $10.00	$4.00
Over $10.00	$5.00

The Depositary will charge the party interchanging Receipts for American Depositary Receipts a fee of $1.00 per 100 Depositary Shares or fraction thereof represented by such Receipts offered for interchange, but not exceeding $6.00 per Receipt so offered. The Company will pay other charges of the Depositary (subject to consultation and agreement between the Company and the Depositary), with the exception of taxes and other governmental charges, stock transfer or registration fees on deposits or transfers of Stock, and such cable, telex or facsimile transmission and delivery charges as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Stock or holders of Receipts.

(11) Title to Receipts. Title to this Receipt (and to the Depositary Shares evidenced hereby) and to any coupons and talon appertaining hereto is transferable by delivery and the Depositary and the Subdepositaries, notwithstanding any notice to the contrary, may treat the holder hereof and the holder of any coupons or talon for the time being as the absolute owner hereof and thereof for the purpose of determining the person entitled to distribution of dividends or other distributions and for all other purposes.

(12) Dividends and Distributions. Whenever the Depositary shall receive any cash dividend or other cash distribution on the Deposited Securities, the Depositary will, if at the time of receipt thereof any non-dollar currency amounts so received can in its judgment be converted (at the official or other rate of exchange) on a reasonable basis into United States dollars convert such dividend or distribution into United States dollars and will make available for distribution the amount thus received to the holders of Receipts entitled thereto, in proportion to the number of Depositary Shares held by them, respectively; provided, however, that the amount distributed on any Receipt will be reduced by any amounts required to be withheld by the Company or the Depositary on account of taxes in respect of the Deposited Securities represented by such Receipt. If any distribution consists of a dividend in, or free distribution of, Stock, the Depositary may in its discretion, with the approval of the Company, make available for distribution to the holders of Receipts entitled thereto, proportionately as aforesaid, additional Receipts for an aggregate number of Depositary Shares representing the amount of Stock received as such dividend or free distribution. In lieu of delivering Receipts for fractional Depositary Shares in any such case, the Depositary may, in its discretion, sell the amount of Stock, or the amount of Depositary Shares, represented by the aggregate of such fractions at public or private sale, at such place or places and upon such terms as it may deem proper or, if any portion of such amount consists of shares of Stock which are insufficient in number to constitute a full Unit, sell such portion to the Company in accordance with the applicable provisions of the Japanese Commercial Code or any other Japanese law, and make available for distribution the net proceeds of any such sale, all in the manner and subject to the conditions described in the Deposit Agreement.

Payments in United States dollars in respect of this Receipt will be made, subject to applicable laws and regulations, by check drawn on, or transfer to a United States dollar account maintained by the payee with, a bank in New York City.

(13) Rights. Whenever the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Stock or any rights of any other nature, such rights shall be made available by the Depositary to the holders of Receipts in such manner as the Depositary may determine, either by the issue to such holders of warrants representing such rights or by such other method as may be approved by the Depositary in its discretion; provided, however, that if at the time of issue or offer of any rights the Depositary determines that it is not lawful or not feasible to make such rights available to holders of Receipts by the issue of warrants or otherwise, or if and to the extent so instructed by holders of Receipts who do not desire to exercise such rights, the Depositary in its discretion may, if applicable laws permit, sell such rights at public or private sale, at such place or places and upon such terms as it may deem proper, and distribute the net proceeds to the holders of Receipts entitled thereto as in the case of a distribution received in cash.

So long as the aggregate number of shares of Stock held by or for United States residents exceeds 1% of the total number of shares of Stock then outstanding, if registration under the United States Securities Act of 1933 of the securities to which any rights relate is required in order for holders of Receipts to be offered or sold the securities covered by such rights, the Company has agreed that it will file promptly a registration statement with respect to such rights and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective at least 21 days before such rights shall expire. In no event shall the Depositary make available such rights to the holders of Receipts unless and until such a registration statement is in effect, or unless the offering and sale of such securities to the holders of such Receipts are exempt in the opinion of counsel from registration under the provisions of such Act.

If any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights to be made available to holders of Receipts in any such jurisdiction, the Company has agreed that it will use its best efforts, to the extent not unduly burdensome in the judgment of the Company, to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of the rights to enable holders of Receipts to exercise such rights.

(14) Presentation of Coupons; Notices to Receipt Holders. Upon any distribution under paragraph (12) or upon the offer of any rights under paragraph (13), the Depositary shall not be obliged to make any such distribution or to offer any such rights except upon delivery to it of such coupon as it shall designate. Whenever any cash distribution shall become payable or any distribution other than cash shall be made or any rights shall be offered with respect to the Deposited Securities, the Depositary shall publish notice thereof. Whenever it is provided herein or in the Deposit Agreement that notice shall be given to Receipt holders, such notice shall, subject to applicable law, be given by publication at least once each in New York City and in London and, to the extent required by law or applicable stock exchange regulation in Luxembourg.

(15) Voting Rights. Upon receipt of notice of any meeting of holders of Stock or other Deposited Securities the Depositary will, as soon as practicable thereafter, publish notice thereof, which notice will contain (a) such information as is contained in such notice of meeting and, in the judgment of the Depositary, is material to the exercise of voting rights, or a brief summary of the matters to be acted upon at such meeting together with a statement that a copy of an English translation of said notice is available for inspection at certain designated places (which shall be identified in such notice), and (b) a statement that the holders of Receipts will be entitled, subject to any applicable provisions of law and of the Articles of Incorporation of the Company, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Stock or other Deposited Securities represented by their respective Depositary Shares, and a brief statement as to the procedure by which such instructions may be given, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Company. Upon the written request of a holder of a Receipt, received on or before the date established by the Depositary for such purpose, and, if required by the Depositary, upon deposit of his Receipt or the coupon appertaining thereto at such place as is designated by the Depositary for such purpose, received on or before the date established by the Depositary for such purpose, the Depositary will endeavor insofar as practicable to vote or cause to be voted the amount of Stock or other Deposited Securities represented by such Receipt in accordance with the instructions set forth in such request. In the absence of instructions from the holder of a Receipt the Depositary has agreed to use its best efforts to give a discretionary proxy to a person designated by the Company; provided, however, such discretionary proxy shall not be given with respect to any proposition (a) as to which the Depositary has knowledge of any contest to the action to be taken at the meeting or (b) for the purpose of authorizing a merger, consolidation or amalgamation (except as amalgamation between the Company and one or more of its 100% owned Japanese subsidiaries) or on any other matter which may affect substantially the rights or privileges of the holder of such Stock or other Deposited Securities. The Company has agreed to take all reasonable action which shall at any time be deemed necessary in order to enable the Depositary to vote or cause to be voted the amount of Stock or other Deposited Securities represented by every European Depositary Receipt, the holder of which shall, if required by the Depositary, have deposited such Receipt or coupon designated for such purposes and shall have furnished a written request setting forth instructions to the Depositary as aforesaid, in accordance with the instructions set forth in such request.

(16) Changes Affecting Deposited Securities. Upon any change in par value or other attribute of Deposited Securities, or upon any recapitalization, reorganization, merger, amalgamation or consolidation or sale of assets affecting the Company or to which it is a party, the Depositary may in its discretion with the approval of the Company, and in such manner as the Depositary may deem equitable, treat any securities received by the Depositary in exchange for or on conversion of or in respect of Deposited Securities as new Deposited Securities under the Deposit Agreement, and Receipts then outstanding shall thenceforth represent such new Deposited Securities so received in exchange or conversion. In any such case the Depositary may in its discretion, with the approval of the Company, execute and deliver additional Receipts as in the case of a Stock dividend, or may call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

(17) Reports. The Company will furnish to the Depositary certain notices, financial statements and reports of the Company, and the Depositary is required to make available for inspection by holders of Receipts at its corporate trust office, at its principal office in London and at the offices of the Subdepositaries, and will furnish to the Securities and Exchange Commission in Washington, D.C. to the extent required by applicable rules and regulations, any reports and communications received from the Company which are both (a) received by the Depositary or its nominee as the holder of the Deposited Securities, and (b) made generally available to the holders of Stock by the Company.

(18) Liability of the Company, the Depositary, the Subdepositaries and the Custodian. Neither the Depositary, any Subdepositary, the Custodian nor the Company shall incur any liability to any holder of this Receipt, if by reason of any provision of any present or future law or regulation of the United States, Japan or any other country, or of any action of any other governmental authority, or in the case of the Depositary, a Subdepositary or the Custodian, by reason of any provision, present or future, of the Articles of Incorporation or the Share Handling Regulations of the Company, or by reason of any act of God or war or other circumstances beyond its control, the Depositary, any Subdepositary, the Custodian or the Company shall be prevented or forbidden from, or subjected to any civil or criminal penalty, an account of, doing or performing any act which the Deposit Agreement provides shall be done or performed; nor shall the Depositary, any Subdepositary, the Custodian or the Company incur any liability to any holder hereof by reason of any non-performance or delay, caused as aforesaid, in the performance of any act which the Deposit Agreement provides shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement.

(19) Obligations of the Depositary, the Subdepositaries, the Custodian and the Company. Neither the Depositary, any Subdepositary, the Custodian nor the Company assumes any obligation or shall be subject to any liability under the Deposit Agreement to holders of Receipts except that each has agreed to use its best judgment and good faith in the performance of such duties as are specifically set forth in the Deposit Agreement.

Neither the Depositary, any Subdepositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary, any Subdepositary, the Custodian nor the Company shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Stock for deposit, any holder of a Receipt or any other person believed by it in good faith to be competent to give such advice or information, or for any translation of any notice, report or other document made by a translator believed by it to be competent. The Depositary, any Subdepositary, the Custodian and the Company may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. Neither the Depositary nor the Custodian will be responsible for any failure to carry out any instructions to vote any of the Deposited Securities or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith.

The Company will indemnify the Depositary, any Registrar, any Subdepositary and the Custodian against, and hold each of them harmless from, any liability which may arise out of acts performed or omitted, in accordance with the Deposit Agreement and this Receipt (i) by the Company or any of its agents, or (ii) by either the Depositary, such Registrar or any of their agents (including the Custodian and the Subdepositaries), except for any liability arising out of negligence or bad faith.

The Depositary will indemnify the Company against, and hold it harmless from, any liability which may arise out of acts performed or omitted by the Depositary or its agents (including the Custodian and the Subdepositaries) due to negligence or bad faith.

The Depositary, any Subdepositary and the Custodian may own and deal in any class of securities of the Company and its affiliates and in Receipts.

(20) Resignation and Removal of Depositary; Substitution of Custodian. The Depositary may at any time resign as Depositary by written notice of its election so to do delivered to the Company and the Custodian, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment. The Depositary may at any time be removed by the Company by written notice of such removal, such removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. In the case of such resignation or removal, the Company shall, within 30 days after the delivery of the notice thereof, appoint a successor depositary. The Depositary may, after consultation with the Company, at any time appoint a substitute Custodian.

(21) Termination of Deposit Agreement. The Depositary will, if at any time the Company so requests, terminate the Deposit Agreement by publishing notice of such termination to the holders of Receipts at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement in accordance with the same notice requirements if at any time 30 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the Deposit Agreement, except as provided below and except that the Depositary will continue to collect dividends and other distributions pertaining to Deposited Securities, will sell rights as provided in the Deposit Agreement and will continue to deliver Deposited Securities together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights, or other property, in exchange for Receipts surrendered to the Depositary. Upon termination of the Deposit Agreement, the Depositary shall deliver Stock in respect of deliverable portions of such Receipts so surrendered and deliver Receipts in respect of the non-deliverable portion of Receipts so surrendered pursuant to the Deposit Agreement. At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement at public or private sale, at such place or places and upon such terms as it deems proper or, if any portion of such Deposited Securities consists of shares of Stock which are insufficient in number to constitute a full Unit, sell such portion to the Company in accordance with the applicable provisions of the Japanese Commercial Code or any other Japanese law, and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, without liability for interest, for the pro rata benefit of the holders of Receipts which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement (except to account for such net proceeds and other cash). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations thereunder except for its obligations to the Depositary, any Registrar and the Custodian with respect to indemnification and the Depositary’s charges and expenses.

(22) Subdepositaries. The Depositary has initially appointed the principal offices of Citibank, N.A. in Amsterdam, Brussels, Frankfurt am Main, Milan and Paris, Citibank (Luxembourg) S.A., the principal offices of The Bank of Tokyo, Ltd. in Brussels, Dusseldorf, Hong Kong, London, Milan and Paris and the principal office of Kredietbank S.A. Luxembourgeoise in Luxembourg as Subdepositaries for all the purposes of the Deposit Agreement. The Depositary may vary or terminate the appointment of such Subdepositaries.

(23) Governing Law. This Receipt, and all rights hereunder and provisions hereof, shall be governed by and construed in accordance with the laws of the State of New York, United States of America. It is understood that notwithstanding any present or future provision of the laws of the State of New York, the rights of holders of Stock and other Deposited Securities, and the duties and obligations of the Company in respect of such holders, as such, shall be governed by the laws of Japan.

This European Depositary Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this European Depositary Receipt shall bear the manual or facsimile signature of a duly authorized officer of the Depositary and shall have been countersigned in its name by the manual signature of a duly, authorized officer thereof.

Dated:

Citibank, N.A.,

Depositary

By
Vice President

Countersigned:

Authorized Officer

[Form of Talon]

European Depositary Shares

MITSUI & CO., LTD.

EUROPEAN DEPOSITARY RECEIPT

CITIBANK, N.A., as DEPOSITARY

An additional supply of coupons and a talon will be delivered when all coupons heretofore attached have been exhausted or notice published regarding the exchange of talons, at the office of the Depositary, 336 Strand, London W.C. 2R 1HB, England, or at the office of one of the Subdepositaries, or at such other place as may be designated in the notice.

Receipt No.

CITIBANK, N.A.

Talon No.

[FORM OF COUPON]

Coupon No.

European Depositary Shares

MITSUI & CO., LTD.

CITIBANK, N.A.

Presentable at the office of the Depositary, 336 Strand, London W.C. 2R 1HB, England, or at the office of one of the Subdepositaries, as and when declared by notice, or at such other place as may be designated in the notice announcing a distribution or offer in respect of the coupon. Coupon from European Depositary Receipt No.

CITIBANK, N.A.

EXHIBIT C

LEGEND TO BE INCLUDED ON FACE OF

AMERICAN DEPOSITARY RECEIPT

AND

EUROPEAN DEPOSITARY RECEIPT

SUBSCRIPTION RIGHTS: Offerings of rights to subscribe to additional underlying securities have been made under Japanese practice in substantial amounts, with a subscription price substantially below the current market price of the security. The Company has agreed in the Deposit Agreement that if any action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights to be made available to holders of Receipts in any such jurisdiction, that it will use its best efforts, to the extent not unduly burdensome in the judgment of the Company, to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of the rights to enable holders of Receipts to exercise such rights. Should such distribution not be possible, the Depositary intends to endeavor to dispose of the rights for the benefit of holders of Receipts as provided in the Deposit Agreement. Any disposal of rights may substantially dilute the equity of holders of Receipts. The attention of holders is especially directed to the provisions of paragraph (13) of the terms and conditions of this Receipt.

C-1

MITSUI & CO., LTD.

(Mitsui Bussan Kabushiki Kaisha)

and

CITIBANK, N.A.,

as Depositary

and

ALL HOLDERS OF AMERICAN DEPOSITARY RECEIPTS

AND EUROPEAN DEPOSITARY RECEIPTS

Amendment No. 1

to

Deposit Agreement

Dated as of January 4, 2006

AMENDMENT NO. 1 TO DEPOSIT AGREEMENT

AMENDMENT NO. 1 TO DEPOSIT AGREEMENT, is made as of January 4, 2006 (the “2006 Amendment”), by and among Mitsui & Co., Ltd. (Mitsui Bussan Kabushiki Kaisha), a corporation incorporated and existing under the laws of Japan (the “Company”), CITIBANK, N.A., a national banking association organized under the laws of the United States of America and acting solely as depositary (the “Depositary”), and all holders from time to time of American Depositary Receipts and European Depositary Receipts issued under the Deposit Agreement.

W I T N E S S E T H   T H A T

WHEREAS, the Company, the Depositary and the holders of American Depositary Receipts and European Depositary Receipts issued thereunder entered into that certain Deposit Agreement, dated as of October 1, 1982, restating, amending and consolidating (i) the deposit agreement, dated as of April 15, 1963, as amended and restated as of September 30, 1974, and as amended by Amendment No. 1, dated as March 31, 1975 and by Amendment No. 2, dated as of September 30, 1975, among the Company, First National City Bank, as depositary, and the holders of American depositary receipts issued thereunder; and (ii) the deposit agreement, dated as of December 15, 1968, as amended and restated as of September 30, 1974, and as amended by Amendment No. 1, dated as of March 31, 1975 and by Amendment No. 2, dated as of September 30, 1975, among the Company, First National City Bank, as depositary, and the holders of European Depositary Receipts issued thereunder (as restated, amended and consolidated, the “Original Deposit Agreement”), with respect to the American Depositary Receipts (“ADRs”) evidencing American Depositary Shares (“ADSs”), and European Depositary Receipts (“EDRs”) evidencing European Depositary Shares (“EDSs”), in each case representing Stock (as defined in the Original Deposit Agreement) deposited thereunder;

WHEREAS, the Company is seeking to delist the EDSs from the Luxembourg Stock Exchange;

WHEREAS, the Company, in connection with the delisting of the EDSs from the Luxembourg Stock Exchange, wishes to terminate its EDR facility and desires to amend the Deposit Agreement to reflect such delisting and termination; and

WHEREAS, the Company and the Depositary deem it necessary and desirable to amend the Original Deposit Agreement and the form of ADR annexed thereto as Exhibit A pursuant to Section 6.01 of the Deposit Agreement, to achieve the purposes set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Original Deposit Agreement as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Definitions. Unless otherwise specified in this Amendment, all capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Original Deposit Agreement.

SECTION 1.02. Effective Date. The term “Effective Date” shall mean the date set forth above and as of which this Amendment shall become effective.

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ARTICLE II

TERMINATION OF EDR FACILITY AND DELISTING OF EDSs

SECTION 2.01. Termination. The Company and the Depositary agree that the EDR facility created pursuant to the Original Deposit Agreement will terminate effective upon the expiration of three months after notice of this 2006 Amendment is given to record holders of all outstanding ADRs and notice is published for the holders of all outstanding EDRs as provided in Section 7.04 of the Original Deposit Agreement. If any EDRs remain outstanding after the date of the termination, the Depositary shall thereafter act in respect of such outstanding EDRs in accordance with the provisions of Section 6.02 of the Original Deposit Agreement which proscribes actions to be taken in respect of Receipts that remain outstanding upon the termination of the Deposit Agreement.

SECTION 2.02. Delisting. Upon delisting of the EDSs from the Luxembourg Stock Exchange, the Company agrees to promptly deliver a written notice to the Depositary.

ARTICLE III

AMENDMENTS TO DEPOSIT AGREEMENT

SECTION 3.01. Deposit Agreement. All references in the Original Deposit Agreement to the term “Deposit Agreement” shall, as of the Effective Date, refer to the Deposit Agreement, dated as of October 1, 1982, restating, amending and consolidating (i) the deposit agreement, dated as of April 15, 1963, as amended and restated as of September 30, 1974, and as amended by Amendment No. 1, dated as March 31, 1975 and by Amendment No. 2, dated as of September 30, 1975, among the Company, First National City Bank, as depositary, and the holders of American depositary receipts issued thereunder; and (ii) the deposit agreement, dated as of December 15, 1968, as amended and restated as of September 30, 1974, and as amended by Amendment No. 1, dated as of March 31, 1975 and by Amendment No. 2, dated as of September 30, 1975, among the Company, First National City Bank, as depositary, and the holders of European Depositary Receipts issued thereunder, as further amended by this 2006 Amendment.

SECTION 3.02. Deletion of all references relating to EDRs. As of the Effective Date, all references made to “EDRs”, “EDSs”, “holders of EDRs”, “holders of EDSs”, “Principal Office in London”, “coupons”, “talons”, “interchange of Receipts”, “Subdepositary”, “Subdepositaries”, “office of Subdepositary”, “offices of Subdepositaries”, “Section 2.06”, “Section 2.10”, “Section 4.09” or “Section 7.06” in the Original Deposit Agreement and in all ADRs issued, prior to the Effective Date, which remain outstanding after the Effective Date, shall be deleted.

SECTION 3.03. Deletion of all references relating to par value. As of the Effective Date, all references made to “par value” or “par value 50 yen per share” in the Original Deposit Agreement and in all ADRs issued, prior to the Effective Date, which remain outstanding after the Effective Date, shall be deleted.

SECTION 3.04. Definitions.

(a) Amendment to the Definitions. As of the Effective Date, definitions of the terms “Corporate Trust Office in New York City”, “Depositary”, “Depositary Shares; American Depositary Shares”, “Receipt” and “Record Holder; Holder” in Article 1 of the Original Deposit Agreement shall be deleted and replaced in their entirety with the definition of each of the terms set forth below:

“The term “Company” shall mean Mitsui & Co., Ltd. (Mitsui Bussan Kabushiki Kaisha), incorporated under the laws of Japan and having its registered office at 2-1, Otemachi 1-chome, Chiyoda-ku, Tokyo 100-0004, Japan, and its successors.”

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“The term “Corporate Trust Office in New York City” shall mean the office of the Depositary at which its depositary receipts business shall, at any particular time, be principally administered, which office presently is 388 Greenwich Street, New York, New York 10013.”

“The term “Custodian” shall mean Mizuho Corporate Bank, Ltd. and/or Sumitomo Mitsui Banking Corporation, collectively or individually as the context may require, corporations organized and existing under the laws of Japan and having their main offices in Tokyo, Japan, agents of the Depositary for the purposes of this Deposit Agreement, their respective successors as custodian hereunder and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.05 as a substitute custodian hereunder.”

“The term “Depositary” shall mean Citibank, N.A., a national banking association incorporated and existing under the laws of the United States of America, at the Corporate Trust Office in New York City, and its successors as depositary hereunder.”

“The term “Depositary Shares” shall mean American Depositary Shares as defined in this Deposit Agreement. The term “American Depositary Shares” shall mean the rights evidenced by the American Depositary Receipts issued under this Deposit Agreement and the interests in the Deposited Securities represented thereby. Each Depositary Share shall represent 20 shares of Stock plus any and all other Deposited Securities received by the Depositary or the Custodian in respect of such shares and at the time held under this Deposit Agreement.”

“The term “Receipt” shall mean the American Depositary Receipts issued hereunder.”

“The term “record holder” shall mean the holder in whose name such Receipt shall be recorded on the books of the Depositary. The term “holder” shall mean, if the American Depositary Receipt is not properly endorsed or accompanied by a properly executed instrument of transfer, the record holder thereof, or, if properly endorsed or accompanied by a properly executed instrument of transfer and delivered to any specified person, such person, or if properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank, the bearer thereof.”

“The term “unit” shall mean 1,000 shares of Stock or such other number of shares of Stock as the Articles of Incorporation of the Company may provide as a “Unit of Shares” for the purpose of the Japanese Commercial Code, as such Articles of Incorporation may be amended from time to time.”

As of the Effective Date, definition of the term “2006 Amendment” shall be added to Article 1 of the Original Deposit Agreement:

“The term “2006 Amendment” shall mean this Amendment No. 1 to the Deposit Agreement, dated January 4, 2006”.

(b) Deletion of the Definitions. As of the Effective Date, definitions of the terms “Authorized Newspaper”, “European Depositary Shares”, “European Depositary Receipt”, “Principal Office in London” and “Subdepositary” in Article 1 of the Original Deposit Agreement shall be deleted in their entirety from the Original Deposit Agreement.

SECTION 3.05. Deletions of Sections. As of the Effective Date, Sections 2.06, 2.10, 4.09 and 7.06 of the Original Deposit Agreement shall be deleted in their entirety from the Deposit Agreement and in lieu of renumbering all sections in the Deposit Agreement, immediately following such section number the following text shall be inserted “[intentionally blank as a result of the 2006 Amendment]”.

SECTION 3.06. Custodian. As of the Effective Date, any references to “Fuji Bank, Limited” and “The Mitsui Bank, Limited” shall be deleted in their entirety from the Deposit Agreement and replaced with “Mizuho Corporate Bank, Ltd.” and “Sumitomo Mitsui Banking Corporation”, respectively.

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SECTION 3.07. Voting Rights. As of the Effective Date, Section 4.07 of the Original Deposit Agreement shall be amended by deleting the first sentence of the first paragraph and replacing it in its entirety with the following:

“Upon receipt of notice of the fixing of a record date by the Company for any meeting of holders of Stock or other Deposited Securities, the Depositary shall, as soon as practicable after fixing a record date for determining the record holders of American Depositary Receipts entitled to give instructions for the exercise of voting rights, as provided in Section 4.06, and after receipt from the Company of notice of such meeting, mail to the record holders of American Depositary Receipts (a) a notice which shall contain such information as is contained in such notice of such meeting and (b) a statement that the record holders of American Depositary Receipts at the close of business on a specified record date will be entitled, subject to any applicable provisions of law and of the Articles of Incorporation of the Company, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Stock or other Deposited Securities represented by their respective American Depositary Shares, and a brief statement as to the manner in which such instructions may be given, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Company.

SECTION 3.08. Reports to Receipt Holders; Financial Statements. As of the Effective Date, Section 5.06 of the Original Deposit Agreement shall be amended by deleting the first paragraph and replacing it in its entirety with the following:

“The Company will, as promptly as practicable after March 31 and September 30 of each year, furnish to the Depositary, in form for presentation to holders of Depositary Receipts, upon their request, a report which shall contain (a) in the case of each twelve-month period ended March 31, a consolidated balance sheet of the Company as at the end of such period and consolidated statements of income and retained earning of the Company for the twelve months then ended, (b) in the case of each six-month period ending September 30, consolidated statements of income and retained earning of the Company for the six months then ended, and (c) an English translation of substantially the same textual material contained or to be contained in the report, if any, for such period made or to be made generally available by the Company to holders of its Stock, except that such textual material may be appropriately revised in order to reflect any differences between the financial statements contained in such report and the financial statements referred to in (a) and (b) above of this Section. At the Company’s expense, the Depositary will arrange for the mailing of such reports and statements to the record holders of American Depositary Receipts.”

SECTION 3.09. Amendment. As of the Effective Date, Section 6.01 of the Original Deposit Agreement shall be amended by deleting the second sentence of the first paragraph and replacing it in its entirety with the following:

“Any amendment which shall impose or have the effect of increasing any fees or charges payable by the holders of Receipts (other than taxes and other governmental charges, registration fees and cable, telex or facsimile transmission and delivery expenses and any other fees and charges provided for herein), or which shall otherwise prejudice any substantial existing right of holders of Receipts, shall not become effective as to outstanding Receipts until the expiration of three months after notice of such amendment shall have been given to the record holders of outstanding American Depositary Receipts.”

SECTION 3.10. Termination. As of the Effective Date, Section 6.02 of the Original Deposit Agreement shall be amended by deleting the first sentence of the first paragraph and replacing it in its entirety with the following:

“The Depositary shall, if the Company at any time so requests, terminate this Deposit Agreement by mailing notice of such termination to the record holders of all American Depositary Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination.”

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SECTION 3.11. Notices. As of the Effective Date, Section 7.04 of the Original Deposit Agreement shall be amended by deleting the second paragraph and replacing it in its entirety with the following and shall also be amended by deleting the fourth and sixth paragraph in its entirety:

“Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail, first class air mail postage prepaid, or by cable, telex or facsimile transmission confirmed by letter, addressed to Citibank, N.A., 388 Greenwich Street, New York, New York 10013, Attention: Depositary Receipts Department or any other place to which the Depositary may have transferred its Corporate Trust Office in New York City.”

ARTICLE IV

ADRs

SECTION 4.01. Outstanding ADRs. From and after the Effective Date, all ADRs issued, prior to the Effective Date, which remain outstanding after the Effective Date, are hereby considered to have been replaced with the Form of ADR substantially in the form attached hereto as Exhibit A.

SECTION 4.02. Form of ADR. From and after the Effective Date, the Form of ADR shall be substantially in the form attached hereto as Exhibit A.

SECTION 4.03. Form of EDR. From and after the Effective Date, the Form of EDR attached as Exhibit B to the Original Deposit Agreement shall be deleted from the Deposit Agreement in its entirety.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

SECTION 5.01. Representations and Warranties. The Company represents and warrants to, and agrees with, the Depositary and the Holders, that:

(a) This Amendment, when executed and delivered by the Company, and the Deposit Agreement and all other documentation executed and delivered by the Company in connection therewith, will be and have been, respectively, duly and validly authorized, executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

(b) In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Original Deposit Agreement as amended hereby, and any other document furnished hereunder or thereunder in Japan, neither of such agreements need to be filed or recorded with any court or other authority in Japan, nor does any stamp or similar tax need to be paid in Japan on or in respect of such agreements; and

(c) All of the information provided to the Depositary by the Company in connection with this Amendment is true, accurate and correct.

ARTICLE VI

MISCELLANEOUS

SECTION 6.01. Form of Legend. The form of legend attached as Exhibit C to the Original Deposit Agreement shall only be included as a legend on the face of American Depositary Receipts.

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SECTION 6.02. New Receipts. From and after the Effective Date, the Depositary shall arrange to have new American Depositary Receipts printed or amended that reflect the changes to the form of Receipt affected by this amendment. All American Depositary Receipts issued hereunder after the Effective Date, once such new American Depositary Receipts are available, whether upon the deposit of Stock or other Deposited Securities or upon the transfer, combination or split-up of existing Receipts, shall be substantially in the form of the specimen Receipt attached as Exhibit A hereto. However, American Depositary Receipts issued prior or subsequent to the date hereof, which do not reflect the changes to the form of American Depositary Receipt effected hereby, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Deposit Agreement. However, the Company hereby directs the Depositary to exchange ADRs issued in the name of the Depositary Trust Company or the nominee of the Depositary Trust Company. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

SECTION 6.03. Notice of Amendment to ADR and EDR Holders. The Depositary is hereby directed to send notices informing the holders of ADRs of (i) the terms of this Amendment, (ii) the Effective Date of this Amendment and (iii) that the holders of ADRs shall be given the opportunity, but that it is unnecessary, to substitute their ADRs with new ADRs reflecting the changes effected by this Amendment, as provided in Section 6.02 hereof. In addition, the Depositary is hereby directed to publish a notice to holders of EDRs in a newspaper in New York, London, and to the extent required by law or applicable stock exchange regulations, in Luxembourg of (i) the terms of this Amendment and (ii) the Effective Date of this Amendment and (iii) the termination of the EDR facility.

SECTION 6.04. Indemnification. The Company agrees to indemnify and hold harmless the Depositary (and any and all of its directors, employees and officers) for any and all liability it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein.

SECTION 6.05. Ratification. Except as expressly amended hereby, the terms, covenants and conditions of the Original Deposit Agreement as originally executed shall remain in full force and effect.

SECTION 6.06. Interpretation. From and after the Effective Date, any interpretation of the terms and conditions of the Deposit Agreement and all ADRs issued, prior to the Effective Date which remain outstanding after the Effective Date, shall reflect the intent of the parties hereto to terminate the EDR facility and to implement the amendments set forth in this 2006 Amendment.

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IN WITNESS WHEREOF, the Company and the Depositary have caused this Amendment to be executed by representatives thereunto duly authorized as of the date set forth above.

MITSUI & CO., LTD.

By:	/s/
Name:	Kazuya Imai
Title:	Executive Director;
Senior Executive Managing Officer and
Chief Financial Officer

CITIBANK, N.A., as Depositary

By:
Name:
Title:

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EXHIBIT A

AMERICAN DEPOSITARY RECEIPT

For Common Stock of

MITSUI & CO., LTD.

(Mitsui Bussan Kabushiki Kaisha)

(Incorporated under the Laws of Japan)

No.	American Depositary Shares
(Each such share representing 20 shares in registered form of Common Stock)

(1) CITIBANK, N.A., a national banking association under the laws of the United States of America, having its corporate trust office at 388 Greenwich Street, New York, New York 10013, as Depositary (the “Depositary”), hereby certifies that                      is the owner of                      American Depositary Shares (the “Depositary Shares”), representing shares in registered form of the Common Stock (the “Stock”), of Mitsui & Co., Ltd. (Mitsui Bussan Kabushiki Kaisha), incorporated under the laws of Japan (the “Company”). Each such Depositary Share represents 20 shares of Stock at the date hereof, deposited at Mizuho Corporate Bank, Ltd. or Sumitomo Mitsui Banking Corporation in Tokyo, Japan (herein, collectively or individually as the context may require, called the “Custodian” and such offices, collectively or individually as the context may require, called the “designated office” of the Custodian), as agent of the Depositary.

(2) The Deposit Agreement. American Depositary Receipts, of which this Receipt is one, (the “Receipts”) are made available to shareholders of the Company who are not residents of Japan upon the terms and conditions set forth in the Deposit Agreement, dated as of October 1, 1982, as amended by Amendment No. 1 dated as of January 4, 2006 (as amended, the “Deposit Agreement”), among the Company, the Depositary, and all holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and becomes bound by all the terms and provisions thereof. The Deposit Agreement sets forth the rights of holders of the Receipts and the rights and duties of the Depositary in respect of the Stock deposited thereunder and any and all other securities, property and cash from time to time received in respect of any of such Stock and held thereunder (the “Deposited Securities”). Copies of the Deposit Agreement are on file at the corporate trust office of the Depositary and the designated office of the Custodian in Tokyo. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are subject to the detailed provisions thereof, to which reference is hereby made and the terms used herein have the meanings set forth therein unless otherwise defined herein.

(3) Surrender of Receipts and Withdrawal of Stock. Upon surrender of this Receipt at the corporate trust office of the Depositary in New York City and upon payment of the fee of the Depositary provided in paragraph (10) of this Receipt, and subject to the terms and conditions of the Deposit Agreement, the holder hereof is entitled to delivery to him or upon his order of the amount of Stock and any other Deposited Securities at the time represented hereby; provided, however, that upon surrender of a Receipt or Receipts by a holder thereof to the Depositary, then as a result of, and to the extent required by, the operation of applicable provisions of the Japanese Commercial Code or any other Japanese law, the Depositary will effect the delivery to such holder of only that portion of Stock (and any other Deposited Securities relating to such Stock) comprising a unit of 1,000 shares of Stock (or such other number of shares of Stock as the Articles of Incorporation of the Company may designate as a “Unit of Shares”) or an integral multiple thereof (the “deliverable portion” of such Receipt or Receipts). For the purpose of the foregoing sentence, the deliverable portion shall be determined on the basis of the aggregate number of shares of Stock represented by the entire amount of the American Depositary Shares evidenced by such Receipt or Receipts surrendered by the same holder at the same time. The Depositary will promptly advise such holder as to the amount of Stock and Deposited Securities, if any, represented by the non-deliverable portion of such Receipt or Receipts and shall deliver to such holder a new Receipt evidencing such non-deliverable portion. In addition, the Depositary shall notify such holder of the additional amount of Depositary Shares which such holder would be required to surrender in order for the Depositary to effect delivery of all the Stock and Deposited Securities represented by the Depositary Shares of such holder.

(4) Transfers; Split-ups; Combinations of Receipts. This Receipt is transferable in the records of the Depositary by the holder hereof in person or by duly authorized attorney, upon surrender of this Receipt at the corporate trust office of the Depositary in New York City, properly endorsed or accompanied by proper instruments of transfer and duly stamped, and upon such transfer the Depositary shall execute and deliver an American Depositary Receipt to or upon the order of the person entitled thereto, as provided in the Deposit Agreement. This Receipt may be split into other American Depositary Receipts or may be combined with other American Depositary Receipts into one American Depositary Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered, upon payment of any taxes and other charges contemplated by the last sentence of paragraph (10) hereof.

(5) Conditions to Execution and Delivery, Registration of Transfer, etc. of Receipts. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender or interchange of any Receipt, the Depositary or the Custodian may require payment of a sum sufficient for reimbursement of any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Stock being deposited or withdrawn) and payment of any applicable fee as provided in paragraph (10) of this Receipt, may require proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as may be established consistent with the provisions of the Deposit Agreement. Any person presenting Stock for deposit or any holder of a Receipt may be required from time to time to file such proof of citizenship or residence, evidence of the number of shares of Stock beneficially owned or any other matters necessary or appropriate to evidence compliance with the Foreign Exchange and Foreign Trade Control Law of Japan, or other information and to execute such certificates and make such representations and warranties as the Depositary may deem necessary or proper. The Depositary may withhold the delivery or transfer of any Receipt or the distribution or sale of any dividend or other distribution or rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

(6) Suspension of Delivery, Transfer, etc. The delivery of Receipts against deposits of Stock generally may be suspended, or the delivery of Receipts against deposits of particular Stock may be withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer or surrender of outstanding Receipts generally may be suspended, during any period when the transfer records of the Depositary or the register of shareholders of the Company is closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission or under any provision of the Deposit Agreement or for any other reason. Without limitation of the foregoing, the Depositary will not knowingly accept for deposit under the Deposit Agreement any Stock required to be registered under the Securities Act of 1933, unless a registration statement is in effect as to such Stock.

(7) Liability of Holder for Taxes. If any tax or other governmental charge shall become payable by the Depositary with respect to this Receipt or any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the holder hereof to the Depositary. The Depositary may refuse to effect any transfer or interchange of this Receipt, or any withdrawal of Deposited Securities represented hereby, until such payment is made, and may withhold any dividends or other distributions, or may sell (after attempting by reasonable means to notify the holder prior to such sale) for the account of the holder hereof any part or all of the Deposited Securities represented hereby, and may apply such dividends or other distributions or the proceeds of any such sale toward such tax or other governmental charge, the holder hereof remaining liable for any deficiency.

(8) Warranties by Depositor. Every person depositing Stock under the Deposit Agreement shall be deemed thereby to represent and warrant that such Stock is validly issued and outstanding, fully paid and non-assessable, that such Stock is owned by a non-resident of Japan and that the person making such deposit is duly authorized so to do. Such representations and warranties shall survive the deposit of Stock and the issuance of Receipts in respect thereof.

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(9) Amendment of Deposit Agreement. The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or have the effect of imposing or increasing any fees or charges payable by the holders of Receipts (other than taxes or other governmental charges, registration fees and cable, telex or facsimile transmission and delivery expenses and any other fees provided for in the Deposit Agreement) or which shall otherwise prejudice any substantial existing right of holders of Receipts shall, however, not become effective as to outstanding Receipts until the expiration of three months after notice of such amendment shall have been given to the record holders of Receipts as provided in the Deposit Agreement. Every holder of a Receipt at the time any such amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the holder hereof to surrender this Receipt and receive therefor the Deposited Securities represented hereby, except in order to comply with mandatory provisions of applicable law.

(10) Charges of Depositary. The Depositary will charge the party to whom Receipts are delivered against deposits of Stock (other than Stock deposited pursuant to Sections 4.03 and 4.04 of the Deposit Agreement relating to stock dividends, free distributions of Stock and rights offerings) and the party surrendering Receipts for delivery of Stock and other Deposited Securities, as follows:

Market Price Per American Depositary Share on Delivery or Surrender	Rate Per Each 100 American Depositary Shares or Fraction Thereof Delivered or Surrendered
Below $5.00	$3.00
$5.00 - $10.00	$4.00
Over $10.00	$5.00

The Company will pay other charges of the Depositary (subject to consultation and agreement between the Company and the Depositary), with the exception of taxes and other governmental charges, stock transfer or registration fees on deposits or transfers of Stock, and such cable, telex or facsimile transmission and delivery charges as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Stock or holders of Receipts.

(11) Title to Receipts. It is a condition of this Receipt, and every successive holder hereof by accepting or holding the same consents and agrees, that title to this Receipt (and to the Depositary Shares evidenced hereby), when properly endorsed or accompanied by properly executed instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until this Receipt shall be transferred on the books of the Depositary as provided in the Deposit Agreement, the Depositary, notwithstanding any notice to the contrary, may treat the record holder hereof for the time being as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement, and for all other purposes.

(12) Dividends and Distributions. Whenever the Depositary receives any cash dividend or other cash distribution on the Deposited Securities, the Depositary will, if at the time of receipt thereof any non-dollar currency amounts so received can in its judgment be converted (at the official or other rate of exchange) on a reasonable basis into United States dollars, convert such dividend or distribution into United States dollars and will distribute the amount thus received to the holders of Receipts entitled thereto, in proportion to the number of Depositary Shares held by them, respectively; provided, however, that the amount distributed on any Receipt will be reduced by any amounts required to be withheld by the Company or the Depositary on account of taxes in respect of the Deposited Securities represented by such Receipt. If any distribution consists of a dividend in, or free distribution of, Stock, the Depositary may in its discretion, with the approval of the Company, distribute to the holders of Receipts entitled thereto, proportionately as aforesaid, additional Receipts for an aggregate number of Depositary Shares representing the amount of Stock received as such dividend or free distribution. In lieu of

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delivering Receipts for fractional Depositary Shares in any such case, the Depositary may, in its discretion, sell the amount of Stock, or the amount of Depositary Shares, represented by the aggregate of such fractions at public or private sale, at such place or places and upon such terms as it may deem proper or, if any portion of such amount consists of shares of Stock which are insufficient in number to constitute a full Unit, sell such portion to the Company in accordance with the applicable provisions of the Japanese Commercial Code or any other Japanese law, and distribute the net proceeds of any such sale, all in the manner and subject to the conditions described in the Deposit Agreement.

(13) Rights. Whenever the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Stock or any rights of any other nature, such rights shall be made available by the Depositary to the holders of Receipts entitled thereto in such manner as the Depositary may determine, either by the issue to the holders of Receipts entitled thereto of warrants representing such rights or by such other method as may be approved by the Depositary in its discretion; provided, however, that if at the time of issue or offer of any rights the Depositary determines that it is not lawful or not feasible to make such rights available to holders of Receipts by the issue of warrants or otherwise, or if and to the extent so instructed by holders of Receipts who do not desire to exercise such rights, the Depositary in its discretion may, if applicable laws permit, sell such rights at public or private sale, at such place or places and upon such terms as it may deem proper, and distribute the net proceeds to the holders of Receipts entitled thereto as in the case of a distribution received in cash.

So long as the aggregate number of shares of Stock held by or for United States residents exceeds 1% of the total number of shares of Stock then outstanding, if registration under the Securities Act of 1933 of the securities to which any rights relate is required in order for holders of Receipts to be offered or sold the securities covered by such rights, the Company has agreed that it will file promptly a registration statement with respect to such rights and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective at least 21 days before such rights shall expire. In no event shall the Depositary offer such rights to the holders of Receipts unless and until such a registration statement is in effect, or unless the offering and sale of such securities to the holders of such Receipts are exempt in the opinion of counsel from registration under the provisions of such Act.

If any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights to be made available to holders of Receipts in any such jurisdiction, the Company has agreed that it will use its best efforts, to the extent not unduly burdensome in the judgment of the Company, to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of the rights to enable holders of Receipts to exercise such rights.

(14) Fixing of Record Date. Whenever any cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be offered, with respect to the Stock or other Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Stock or other Deposited Securities or whenever the Depositary shall receive notice of the fixing of a record date by the Company either for the determination of holders of Stock or other Deposited Securities entitled to vote at any meeting of any such holders or for the determination of holders of Stock or other Deposited Securities entitled to receive a distribution in respect thereof, the Depositary shall fix a record date for the determination of the holders of American Depositary Receipts who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting.

(15) Voting Rights. Upon receipt of notice of any meeting of holders of Stock or other Deposited Securities the Depositary will, as soon as practicable after fixing a record date for determining the record holders of American Depositary Receipts entitled to give instructions for the exercise of voting rights, and after receipt from the Company of notice of such meeting, mail to such holders a notice which will contain (a) such information as is contained in such notice of meeting and (b) a statement that the record holders of Receipts at the close of business on a specified record date will be entitled, subject to any applicable provisions of law and of the Articles of Incorporation of the Company, to instruct the Depositary as to the exercise of the voting rights pertaining to

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the amount of Stock or other Deposited Securities represented by their respective Depositary Shares, and a brief statement as to the procedure by which such instructions may be given, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Company. Upon the written request of a record holder of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary will endeavor insofar as practicable to vote or cause to be voted the amount of Stock or other Deposited Securities represented by such Receipt in accordance with the instructions set forth in such request. In the absence of instructions from the record holder of a Receipt, the Depositary has agreed to use its best efforts to give a discretionary proxy to a person designated by the Company; provided, however, such discretionary proxy shall not be given with respect to any proposition (a) as to which the Depositary has knowledge of any contest to the action to be taken at the meeting or (b) for the purpose of authorizing a merger, consolidation or amalgamation (except an amalgamation between the Company and one or more of its 100% owned Japanese subsidiaries) or on any other matter which may affect substantially the rights or privileges of the holders of such Stock or other Deposited Securities. The Company has agreed to take all reasonable action which shall at any time be deemed necessary in order to enable the Depositary to vote or cause to be voted the amount of Stock or other Deposited Securities represented by every American Depositary Receipt, the record holder of which shall have furnished a written request setting forth instructions to the Depositary as aforesaid, in accordance with the instructions set forth in such request.

(16) Changes Affecting Deposited Securities. Upon any change in par value or other attribute of Deposited Securities, or upon any recapitalization, reorganization, merger, amalgamation or consolidation or sale of assets affecting the Company or to which it is a party, the Depositary may in its discretion, with the approval of the Company, and in such manner as the Depositary may deem equitable, treat any securities received by the Depositary in exchange for or on conversion of or in respect of Deposited Securities as new Deposited Securities under the Deposit Agreement, and Receipts then outstanding shall thenceforth represent the new Deposited Securities so received in exchange or conversion. In any such case the Depositary may in its discretion, with the approval of the Company, execute and deliver additional Receipts as in the case of a Stock dividend, or may call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

(17) Reports, Inspection of Transfer Records. The Depositary will make available for inspection by holders of Receipts at its corporate trust office in New York and will furnish to the Securities and Exchange Commission, Washington, D.C. to the extent required by applicable rules and regulations, any reports and communications received from the Company which are both (a) received by the Depositary or its capacity as the holder of the Deposited Securities, (b) made generally available to the holders of stock by the Company. The Depositary will also mail to record holders of American Depositary Receipts copies of reports when furnished by the Company as provided in the Deposit Agreement. The Depositary will keep records for the transfer of American Depositary Receipts which at all reasonable times will be open for inspection by the holders of American Depositary Receipts and the Company, provided that such inspection by a holder shall not be for the purpose of communicating with holders of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

(18) Liability of the Company, the Depositary and the Custodian. Neither the Depositary, the Custodian nor the Company shall incur any liability to any holder of this Receipt, if by reason of any provision of any present or future law or regulation of the United States, Japan or any other country, or of any other action of any other governmental authority, or in the case of the Depositary or the Custodian, by reason of any provisions, present or future, of the Articles of Incorporation or the Share Handling Regulations of the Company, or by reason of any act of God or war or other circumstances beyond its control, the Depositary, the Custodian or the Company shall be prevented or forbidden from or subjected to any civil or criminal penalty on account of doing or performing any act which the Deposit Agreement provides shall be done or performed; nor shall the Depositary, the Custodian or the Company incur any liability to any holder hereof by reason of any non-performance or delay, caused as aforesaid, in the performance of any act which it is so provided shall or may be done or performed or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement.

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(19) Obligations of the Depositary, the Custodian and the Company. Neither the Depositary, the Custodian nor the Company assumes any obligation or shall be subject to any liability under the Deposit Agreement to holders of Receipts except that each has agreed to use its best judgment and good faith in the performance of such duties as are specifically set forth in the Deposit Agreement.

Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary, the Custodian nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Stock for deposit, any holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information, or for translation of any notice, report or other document made by a translator believed by it to be competent. The Depositary, the Custodian or the Company may rely and shall be protected in acting upon any written notice, request, direction, or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. Neither the Depositary nor the Custodian will be responsible for any failure to carry out any instructions to vote any of the Deposited Securities or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith.

The Company will indemnify the Depositary, any Registrar and the Custodian against, and hold each of them harmless from, any liability which may arise out of acts performed or omitted, in accordance with the provisions of the Deposit Agreement or this Receipt, (i) by the Company or any of its agents, or (ii) by the Depositary, such Registrar or any of their agents (including the Custodian), except for any liability arising out of negligence or bad faith.

The Depositary will indemnify the Company against any liability which may arise out of acts performed or omitted by the Depositary or its agents (including the Custodian) due to negligence or bad faith.

The Depositary and the Custodian may own and deal in any class of securities of the Company and its affiliates and in Receipts.

(20) Resignation and Removal of Depositary; Substitution of Custodian. The Depositary may at any time resign by written notice of its election so to do delivered to the Company and the Custodian, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment. The Depositary may at any time be removed by the Company by written notice, such removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. In the case of such resignation or removal, the Company shall, within 30 days after the delivery of the notice thereof, appoint a successor depositary. The Depositary may at any time appoint a substitute Custodian.

(21) Termination of Deposit Agreement. The Depositary will, if at any time the Company so requests, terminate the Deposit Agreement by mailing notice of such termination to the record holders of all American Depositary Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement in accordance with the same notice requirements if at any time 30 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter will discontinue the transfer of Receipts, except as provided below, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the Deposit Agreement, except as provided below and except that the Depositary will continue to collect dividends and other distributions pertaining to Deposited Securities, will sell rights as provided in the Deposit Agreement and will continue to deliver Deposited Securities together with any dividends or other

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distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. Upon termination of the Deposit Agreement, the Depositary shall deliver Stock in respect of deliverable portions of such Receipts so surrendered and deliver Receipts in respect of the non-deliverable portion of Receipts so surrendered pursuant to the Deposit Agreement and, except as provided below, will continue to effect transfers of Receipts representing non-deliverable portions in accordance with the Deposit Agreement. At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement at public or private sale, at such place or places and upon such terms as it deems proper or, if any portion of such Deposited Securities consists of shares of Stock which are insufficient in number to constitute a full Unit, sell such portion to the Company in accordance with the applicable provisions of the Japanese Commercial Code or any other Japanese law or regulation, and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, without liability for interest, for the pro rata benefit of the holders of Receipts which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations thereunder except for its obligations to the Depositary, any Registrar and the Custodian with respect to indemnification and the Depositary’s charges and expenses.

(22) [Intentionally Omitted]

(23) Governing Law. This Receipt, and all rights hereunder and provisions hereof, shall be governed by and construed in accordance with the laws of the State of New York, United States of America. It is understood that notwithstanding any present or future provision of the laws of the State of New York, the rights of holders of Stock and other Deposited Securities, and the duties and obligations of the Company in respect of such holders, as such, shall be governed by the laws of Japan.

This American Depositary Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this American Depositary Receipt shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if a Registrar for the Receipts shall have been appointed, by the manual signature of a duly authorized officer of such Registrar.

Dated:

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Citibank, N.A.,

Depositary

By
Vice President

Countersigned:

Authorized Officer

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common
TEN ENT—as tenants by the entireties
JT TEN—as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT—	Custodian
(Cust)	(Minor)

under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

Please Insert Social Security or Other

    Identifying Number of Assignee

For Value Received, the undersigned hereby sells, assigns and transfers unto                      the within American Depositary Receipt and all rights and interests represented thereby, and hereby irrevocably constitutes and appoints                     attorney, to transfer the same on the books of the within named Depositary, with full power of substitution in the premises.

Dated:

Signature

Signature Guaranteed:

NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of the Receipt, in every particular, without alteration or enlargement, or any change whatever.

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